                                                                     Ex-99.17(h)

Annual Report

                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE
MID CAP GROWTH FUND

ANNUAL REPORT FOR
THE PERIOD ENDED
NOVEMBER 30, 2009


RIVERSOURCE MID CAP GROWTH FUND SEEKS TO PROVIDE
SHAREHOLDERS WITH GROWTH OF CAPITAL.


                         (SINGLE STRATEGY FUNDS ICON)

LETTER TO SHAREHOLDERS ---------------------------------------------------------

                           (PHOTO - BANNIGAN - LEWIS)
                           Patrick T. Bannigan (left)
                          Stephen R. Lewis, Jr. (right)


Dear Fellow Shareholders,

We have been through an incredibly tumultuous and prolonged "financial winter" that has been referred to by many as the greatest economic crisis since the Great Depression.
SIGNS OF LIFE
Following five consecutive quarters of negative performance, the broad U.S. equity market, which is widely measured by the S&P 500 Index, rebounded in the second quarter of 2009 with its largest quarterly gain in over a decade, and continued through the third quarter. From its low on March 9 through September 30, the S&P 500 Index has risen more than 50%. This resurgence has not been confined just to the U.S. The Morgan Stanley Capital International Europe, Australasia, and Far East (MSCI EAFE) Index, which measures performance of international stocks, also surged 50% over the six months ended September 30.

These economic signs of life, or "green shoots," may be indicative of a much anticipated turnaround in the extended market recession and have re-ignited hopes for a sustainable global economic recovery. Many investors who had long been holding cash on the sidelines -- earning minimal return -- have regained their appetite for long-term investing and re-entered the marketplace in search of higher returns on their investments.

CHALLENGES REMAIN
Markets have reacted in unprecedented ways in recent years, challenging conventional wisdom and reshaping the financial landscape as we once knew it. However, one fundamental truth remains: letting your emotions steer your financial decisions more often than not will derail your investment plans. Short-term decision making in uncertain markets can lead to long-term detraction from investment results. Due to emotional investor behavior such as selling low when one is fearful and buying high when chasing returns, the average investor in a U.S. equity mutual fund earned far less than the broad U.S. equity market.*

Market uncertainty can also be an investment opportunity. While fear and anxiety can derail your long-term investment plan, we urge you to renew


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

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your commitment to your financial goals and talk to your
financial professional about opportunities the market decline may have created. At September 30, the S&P 500 Index was still
32% below its 2007 high.

RiverSource Investments offers an expanded line of products and services that can help you stay the course as you seek your financial goals:

> Advanced Alpha(R) strategies offer alternative investment funds that seek to deliver above-average market returns, for those investors with above-average risk tolerance

> Advice-Built(R) solutions are a series of diversified funds that can function as a total portfolio solution or form the core of a large portfolio

> Single-Strategy funds are a wide array of mutual funds of varying objectives, disciplines and styles that enable you to create your own customized and diversified portfolio

We are hopeful that we are on the path to recovery and that the worst is behind us. We must bear in mind, however, that markets are cyclical in nature. Preparation and planning are essential steps as you evaluate your financial goals. Thank you for choosing to invest with RiverSource mutual funds.


/s/ STEPHEN R. LEWIS, JR.    /s/ PATRICK T. BANNIGAN
Stephen R. Lewis, Jr.        Patrick T. Bannigan
Chairman of the Boards       President,
                             RiverSource Family of Funds






  For more information
  about any of the funds
  in the RiverSource Family
  of Funds, go online to
  RiverSource.com (for
  RiverSource and
  Threadneedle funds) or
  Seligman.com (for
  Seligman funds); or call
  1(800) 221-2450.
  Customer Service
  Representatives are
  available to answer your
  questions Monday through
  Friday from 7 a.m. to
  6 p.m. Central time.






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

LETTER TO SHAREHOLDERS (continued) ---------------------------------------------


YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES OF A MUTUAL FUND CAREFULLY BEFORE INVESTING. FOR A FREE PROSPECTUS, WHICH CONTAINS THIS AND OTHER IMPORTANT INFORMATION ABOUT THE FUNDS, CALL 1(800) 221-2450. READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

* Source: Dalbar, "Quantitative Analysis of Investor Behavior -- 2009"

Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index) is an unmanaged list of common stocks and is frequently used as a general measure of U.S. market performance.

The Morgan Stanley Capital International (MSCI) EAFE Index, an unmanaged index, is compiled from a composite of securities markets of Europe, Australia and the Far East. The index is widely recognized by investors in foreign markets as the measurement index for portfolios of non-North American securities.

Investment products, including shares of mutual funds, are not federally or FDIC insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

It's important to know that alternative investments, such as those which comprise the RiverSource Advanced Alpha Strategies, involve substantial risks and may be more volatile than traditional investments, making them more suitable for investors with an above-average tolerance for risk. There is no guarantee that the strategies will be successful.

Diversification does not assure a profit or protect against loss.

RiverSource(R) mutual funds are distributed by RiverSource Fund Distributors, Inc., Member FINRA, and managed by RiverSource Investments, LLC. RiverSource is part of Ameriprise Financial, Inc.

(C)2010 RiverSource Investments, LLC.


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

TABLE OF CONTENTS --------------------------------------------------------------


Your Fund at a Glance..............    2

Manager Commentary.................    5

The Fund's Long-term Performance...   12

Fund Expenses Example..............   14

Portfolio of Investments...........   16

Statement of Assets and
  Liabilities......................   27

Statement of Operations............   28

Statements of Changes in Net
  Assets...........................   29

Financial Highlights...............   30

Notes to Financial Statements......   35

Report of Independent Registered
  Public Accounting Firm...........   51

Federal Income Tax Information.....   53

Board Members and Officers.........   54

Proxy Voting.......................   58




--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  1

YOUR FUND AT A GLANCE ----------------------------------------------------------

FUND SUMMARY
--------------------------------------------------------------------------------

> RiverSource Mid Cap Growth Fund (the Fund) Class A shares increased 63.74%
  (excluding sales charge) for the 12-month period ended Nov. 30, 2009.

> The Fund outperformed its benchmark, the Russell Midcap(R) Growth Index, which rose 42.83% for the period.

> The Fund also outperformed its peer group, represented by the Lipper Mid-Cap
  Growth Funds Index, which increased 39.73% for the same time frame.

ANNUALIZED TOTAL RETURNS (for period ended Nov. 30, 2009)
--------------------------------------------------------------------------------


                                   1 YEAR  3 YEARS  5 YEARS  10 YEARS
---------------------------------------------------------------------
RiverSource Mid Cap Growth Fund
  Class A (excluding sales
  charge)                         +63.74%   -1.04%   +2.02%   +1.72%
---------------------------------------------------------------------
Russell Midcap Growth Index
  (unmanaged)                     +42.83%   -5.38%   +2.13%   +0.48%
---------------------------------------------------------------------
Lipper Mid-Cap Growth Funds
  Index                           +39.73%   -2.82%   +3.19%   -0.12%
---------------------------------------------------------------------



(See "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial intermediary, visiting riversource.com/funds or calling 1(800) 221-2450.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the table above. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in fees and expenses. The Fund's returns reflect the effect of fee waivers/expense reimbursements, if any. Without such waivers/reimbursements, the Fund's returns would be lower. See the Average Annual Total Returns table for performance of other share classes of the Fund.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes. It is not possible to invest directly in an index.


--------------------------------------------------------------------------------
2  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

AT NOV. 30, 2009
                                                                    SINCE
Without sales charge         1 YEAR  3 YEARS  5 YEARS  10 YEARS  INCEPTION*
Class A (inception
  6/4/57)                   +63.74%   -1.04%   +2.02%   +1.72%       N/A
---------------------------------------------------------------------------
Class B (inception
  3/20/95)                  +62.41%   -1.82%   +1.22%   +0.93%       N/A
---------------------------------------------------------------------------
Class C (inception
  6/26/00)                  +62.64%   -1.76%   +1.25%     N/A      -0.57%
---------------------------------------------------------------------------
Class I (inception
  3/4/04)                   +64.48%   -0.58%   +2.49%     N/A      +2.57%
---------------------------------------------------------------------------
Class R4 (inception
  3/20/95)                  +64.01%   -0.83%   +2.21%   +1.89%       N/A
---------------------------------------------------------------------------

With sales charge
Class A (inception
  6/4/57)                   +54.32%   -2.97%   +0.82%   +1.12%       N/A
---------------------------------------------------------------------------
Class B (inception
  3/20/95)                  +57.41%   -2.39%   +0.98%   +0.93%       N/A
---------------------------------------------------------------------------
Class C (inception
  6/26/00)                  +61.64%   -1.76%   +1.25%     N/A      -0.57%
---------------------------------------------------------------------------



* For classes with less than 10 years performance.

Class A share performance reflects the maximum initial sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second year 4%; third and fourth years 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I and Class R4 shares. Class I and Class R4 are available to qualifying institutional investors only.


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                        RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  3

YOUR FUND AT A GLANCE (continued) ----------------------------------------------


STYLE MATRIX
--------------------------------------------------------------------------------



         STYLE
VALUE    BLEND   GROWTH
                          LARGE
                    X     MEDIUM   SIZE
                          SMALL



Shading within the style matrix approximates areas in which the Fund is designed to generally invest.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and may serve as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.






Investments in mid-capitalization companies often involve greater risks and potential volatility than investments in larger, more established companies.


--------------------------------------------------------------------------------
4  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

MANAGER COMMENTARY -------------------------------------------------------------



Dear Shareholders,

RiverSource Mid Cap Growth Fund Class A shares advanced 63.74% (excluding sales charge) for the fiscal year ended Nov. 30, 2009, significantly outperforming its benchmark, the Russell Midcap Growth Index, which advanced 42.83% for the period. The Fund also outperformed its peer group, represented by the Lipper Mid-Cap Growth Funds Index, which advanced 39.73% for the same time frame.

SIGNIFICANT PERFORMANCE FACTORS
The past fiscal year was one in which the Fund performed well. As the fiscal year began, the markets were still in a sharp decline, but we believed much of that was due to the liquidity crisis pressuring investors to sell. We took advantage of other investors' selling to concentrate the Fund's portfolio in companies we thought were best positioned to weather

SECTOR DIVERSIFICATION(1) (at Nov. 30, 2009; % of portfolio assets)
---------------------------------------------------------------------

Consumer Discretionary                     12.3%
------------------------------------------------
Consumer Staples                            3.0%
------------------------------------------------
Energy                                     11.2%
------------------------------------------------
Financials                                  6.0%
------------------------------------------------
Health Care                                13.7%
------------------------------------------------
Industrials                                15.6%
------------------------------------------------
Information Technology                     27.5%
------------------------------------------------
Materials                                   6.5%
------------------------------------------------
Options Purchased                           0.3%
------------------------------------------------
Telecommunication Services                  1.3%
------------------------------------------------
Utilities                                   1.0%
------------------------------------------------
Other(2)                                    1.6%
------------------------------------------------


(1) Sectors can be comprised of several industries. Please refer to the section entitled "Portfolio of Investments" for a complete listing. No single industry exceeds 25% of portfolio assets.

    Percentages indicated are based upon total investments (excluding Investments of Cash Collateral Received for Securities on Loan) as of Nov. 30, 2009. The Fund's composition is subject to change.
(2) Cash & Cash Equivalents.

The sectors identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.


--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  5

MANAGER COMMENTARY (continued) -------------------------------------------------


the downturn and those we believed were in the best financial situation -- those with the cleanest balance sheets.

In many cases, these companies were technology companies. Consequently, the portfolio began the fiscal year with a substantially larger technology weighting than that of the benchmark. Initially, we saw this as a defensive move, but as technology performed very well as the stock market began to recover in March 2009, it also proved to be an effective offensive position. Technology was the largest contributor to the Fund's outperformance versus the benchmark. We believe that technology companies will continue to do well as the economy turns around.

The Fund's positioning in most sectors added to return relative to the benchmark. In addition to technology, positioning in industrials, consumer, basic materials and financials also had notable positive effects. Only health care and telecommunications services were small detractors.

We view the portfolio in terms of three "buckets" -- secular themes, cyclical themes and short-term opportunistic holdings. In fiscal year 2009, several of the secular themes performed well. For example, we focused on the convergence of voice, video and data delivery via the Internet,

TOP TEN HOLDINGS (at Nov. 30, 2009; % of portfolio assets)
---------------------------------------------------------------------

TIBCO Software                              3.5%
------------------------------------------------
Ciena                                       2.9%
------------------------------------------------
DryShips                                    2.8%
------------------------------------------------
PMC-Sierra                                  2.6%
------------------------------------------------
Symantec                                    1.8%
------------------------------------------------
Compuware                                   1.8%
------------------------------------------------
Smith Intl                                  1.8%
------------------------------------------------
GameStop Cl A                               1.8%
------------------------------------------------
Electronic Arts                             1.6%
------------------------------------------------
FormFactor                                  1.4%
------------------------------------------------


Percentages indicated are based upon total investments (excluding investments of Cash Collateral Received for Securities on Loan and Cash & Cash Equivalents) as of Nov. 30, 2009.

For further detail about these holdings, please refer to the section entitled "Portfolio of Investments."

Fund holdings are as of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.


--------------------------------------------------------------------------------
6  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------



anticipating significant capital spending by service providers in order to make networks more efficient. Three key contributors within this theme included AKAMAI TECHNOLOGIES, PMC-SIERRA and CIENA. Akamai runs edge servers that speed content delivery over the Internet, PNC-Sierra is a semi-conductor company that provides high speed networking solutions and Ciena provides networking equipment and software services.

A number of other technology stocks also added to the Fund's relative return. The most significant individual contributor during the fiscal year was VISTAPRINT, which provides business card and other printing services over the Internet and through kiosks at office supply stores. As the stock's price rose, we gradually sold the Fund's shares. (Vistaprint was no longer a holding at fiscal year-end.) The Fund also benefited from several takeovers in the technology space, such as Oracle's acquisition of SUN MICROSYSTEMS. Business services software provider TIBCO SOFTWARE also added to relative return. One of our technology themes is increased merger and acquisition activity. A significant number of large technology companies have substantial cash balances and strong cash flows, allowing them the means to acquire mid-cap companies, not just smaller companies. We believe Tibco, one of the few standalone mid-size companies in its business line, is a likely takeover candidate.

The rebuilding of the U.S. electric utility infrastructure is another secular theme that contributed to the Fund's strong performance. Investors were already gravitating to this area before President Obama provided additional tailwind by talking about the need for the more


  We took advantage of other investors' selling to concentrate the Fund's portfolio in companies we thought were best positioned to weather the downturn and those we believed were in the best financial situation -- those with the cleanest balance sheets.






--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  7

MANAGER COMMENTARY (continued) -------------------------------------------------



efficient delivery of electricity from utility providers to homes. GENERAL CABLE, which makes copper, aluminum and fiber optic cable, was a leading contributor to the Fund's relative performance. The Fund realized profits as we reduced its position in General Cable following its strong performance.

In the cyclical bucket, we focused on stocks that we believed would benefit from economic recovery. The Fund had greater emphasis on basic materials stocks than the benchmark because we believe strongly that this area will benefit from improving global economic growth in 2010. We noted that China had aggressively pursued favorable long-term contracts for precious metals and other raw materials during the downturn. Because China has locked in much of the available supply, we believe basic materials prices will rise even higher during the next economic expansion than they did in the last. The Fund's cyclical theme was highly effective as investors began to anticipate economic improvement. FREEPORT-MCMORAN COPPER & GOLD was a key contributor to relative performance.

Solar power is an investment theme that performed poorly for the Fund during the fiscal period. We still believe solar energy stocks will perform well over the next three to five years, but because of last year's tight lending environment, money was not available to invest in solar infrastructure. We think the U.S. government will eventually be as supportive of solar energy as foreign governments such as Germany and France, which have led the world in solar energy installation. Several of the Fund's largest detractors for the fiscal year were solar companies that included ENERGY CONVERSION DEVICES, EVERGREEN SOLAR and REAL GOODS SOLAR.

CHANGES TO THE FUND'S PORTFOLIO
Over the course of the fiscal year, we substantially reduced the Fund's technology position, although it remains larger than that of the benchmark. Our reductions were on a stock-by-stock basis, mainly taking profits in technology stocks that had performed well and redeploying the proceeds into industrials, basic materials, energy and financials.

The Fund's weightings in industrials, basic materials and energy were larger than those of the benchmark as of fiscal year-end, while the

--------------------------------------------------------------------------------
8  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------



financials weighting was in line with that of the benchmark. After maintaining a portfolio underweight for several years, we are optimistic about the performance of financial stocks in 2010. Our view is that the worst is past and the current interest rate situation -- with banks able to borrow for essentially zero interest and lend at higher rates -- will lead to attractive profits over the next few years. Our current areas of focus within the financial sector are mid-cap banks and private mortgage reinsurers.

Over the course of the year, as consumer stocks rallied, we reduced the Fund's weighting from a market weight to an underweight, relative to the benchmark. We believe prices for consumer stocks already reflect the anticipated economic recovery. On the other hand, we believe prices for basic materials stocks, which have the same potential to benefit from global economy activity, are more reasonable.

The Fund's turnover rate was 126% for the fiscal year.

OUR FUTURE STRATEGY
At this time, we believe the U.S. economy is still in the early stages of recovery, with little to suggest it will slip back into recession. The recovery started with an inventory rebuilding cycle and we think that will carry over and continue to drive economic growth. We believe strongly that because companies remain extremely lean and have not made capital expenditures, they will have to spend money and will have to hire employees as the economy improves, which should reverse the current negative unemployment outlook.

We are somewhat concerned that, if economic growth is surprisingly strong, inflation could pick up, though we see that as a longer term issue. In the near term, we think stocks may be slightly ahead of the economy, so it is possible there could be a correction. We are optimistic, however, about the next 12-18 months. We believe an improving stock market and higher confidence levels should draw investors back into stocks, providing support for a bull market.



John Schonberg,                         Sam Murphy                           Mike Marzolf
CFA(R)
Portfolio Manager                       Associate                            Associate
                                        Portfolio Manager                    Portfolio Manager





--------------------------------------------------------------------------------
                        RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  9

MANAGER COMMENTARY (continued) -------------------------------------------------


Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a fund in the RiverSource Family of Funds are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any fund in the RiverSource Family of Funds.


--------------------------------------------------------------------------------
10  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

                        THIS PAGE LEFT BLANK INTENTIONALLY

THE FUND'S LONG-TERM PERFORMANCE -----------------------------------------------

The chart on the facing page illustrates the total value of an assumed $10,000 investment in RiverSource Mid Cap Growth Fund Class A shares (from 12/1/99 to 11/30/09) as compared to the performance of the Russell Midcap Growth Index and the Lipper Mid-Cap Growth Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum initial sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distributions paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The table below and the chart on the facing page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial intermediary or visiting riversource.com/funds. Also see "Past Performance" in the Fund's current prospectus.

COMPARATIVE RESULTS
--------------------------------------------------------------------------------

Results at Nov. 30, 2009
                                                     1 YEAR   3 YEARS   5 YEARS   10 YEARS
RIVERSOURCE MID CAP GROWTH FUND
(INCLUDES SALES CHARGE)
Class A Cumulative value of $10,000                 $15,432    $9,135   $10,415    $11,176
------------------------------------------------------------------------------------------
     Average annual total return                    +54.32%    -2.97%    +0.82%     +1.12%
------------------------------------------------------------------------------------------
RUSSELL MIDCAP GROWTH INDEX(1)
     Cumulative value of $10,000                    $14,283    $8,470   $11,109    $10,486
------------------------------------------------------------------------------------------
     Average annual total return                    +42.83%    -5.38%    +2.13%     +0.48%
------------------------------------------------------------------------------------------
LIPPER MID-CAP GROWTH FUNDS INDEX(2)
     Cumulative value of $10,000                    $13,973    $9,179   $11,701     $9,876
------------------------------------------------------------------------------------------
     Average annual total return                    +39.73%    -2.82%    +3.19%     -0.12%
------------------------------------------------------------------------------------------



Results for other share classes can be found on page 3.


--------------------------------------------------------------------------------
12  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


(VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE MID CAP GROWTH FUND LINE GRAPH)

                      RIVERSOURCE MID
                         CAP GROWTH
                         FUND CLASS      RUSSELL MID    LIPPER MID-CAP
                        A (INCLUDES       CAP GROWTH     GROWTH FUNDS
                       SALES CHARGE)       INDEX(1)        INDEX(2)
                      ---------------    -----------    --------------
11/99                     $ 9,425          $10,000          $10,000
2/00                       11,791           14,195           14,855
5/00                        9,850           11,895           10,910
8/00                       12,427           14,183           13,663
11/00                       9,796            9,835            9,455
2/01                        9,049            9,052            8,733
5/01                        9,128            9,006            8,908
8/01                        8,496            7,794            7,844
11/01                       8,569            7,964            7,668
2/02                        8,689            7,545            7,312
5/02                        9,001            7,461            7,264
8/02                        7,560            5,972            5,828
11/02                       8,048            6,387            6,082
2/03                        7,472            5,891            5,551
5/03                        8,304            7,026            6,523
8/03                        8,959            7,787            7,226
11/03                       9,464            8,472            7,710
2/04                        9,816            8,996            8,055
5/04                        9,576            8,931            7,967
8/04                        9,000            8,368            7,448
11/04                      10,112            9,438            8,441
2/05                       10,032            9,869            8,662
5/05                       10,145            9,875            8,560
8/05                       11,057           10,581            9,231
11/05                      11,593           10,967            9,625
2/06                       11,689           11,606           10,259
5/06                       11,113           11,417           10,105
8/06                       10,553           11,216            9,840
11/06                      11,530           12,379           10,760
2/07                       11,916           12,688           11,078
5/07                       12,965           13,854           12,382
8/07                       12,729           13,381           12,300
11/07                      13,190           13,633           12,920
2/08                       11,345           12,392           11,637
5/08                       12,647           13,745           12,755
8/08                       11,917           12,368           11,507
11/08                       6,825            7,341            7,068
2/09                        6,617            6,715            6,424
5/09                        9,586            8,834            8,269
8/09                       10,863            9,869            9,280
11/09                      11,176           10,486            9,876




(1) The Russell Midcap Growth Index, an unmanaged index, measures the performance of those stocks in the Russell Midcap Index with higher price-to-book ratios and higher forecasted growth values. The stocks in the index are also members of the Russell 1000(R) Growth Index. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Lipper Mid-Cap Growth Funds Index includes the 30 largest mid-cap growth funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.


--------------------------------------------------------------------------------
                       RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  13

FUND EXPENSES EXAMPLE ----------------------------------------------------------
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the ongoing expenses of any funds in which the Fund invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the ongoing expenses charged by acquired funds using the expense ratio of each of the acquired funds as of the acquired fund's most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended Nov. 30, 2009.

ACTUAL EXPENSES
The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.


--------------------------------------------------------------------------------
14  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


                                  BEGINNING        ENDING        EXPENSES
                                ACCOUNT VALUE  ACCOUNT VALUE   PAID DURING     ANNUALIZED
                                 JUNE 1, 2009  NOV. 30, 2009  THE PERIOD(a)  EXPENSE RATIO
------------------------------------------------------------------------------------------
Class A
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $1,165.80        $ 7.52         1.37%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,018.40        $ 7.01         1.37%
------------------------------------------------------------------------------------------

Class B
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $1,161.20        $11.72         2.14%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,014.50        $10.93         2.14%
------------------------------------------------------------------------------------------

Class C
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $1,162.90        $11.62         2.12%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,014.60        $10.82         2.12%
------------------------------------------------------------------------------------------

Class I
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $1,168.20        $ 4.95          .90%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,020.78        $ 4.61          .90%
------------------------------------------------------------------------------------------

Class R4
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $1,166.20        $ 6.42(c)      1.17%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,019.41        $ 5.99(c)      1.17%
------------------------------------------------------------------------------------------


(a) Expenses are equal to the annualized expense ratio for each class as indicated above, multiplied by the average account value over the period, multiplied by 185/365 (to reflect the one-half year period).
(b) Based on the actual return for the six months ended Nov. 30, 2009: +16.58% for Class A, +16.12% for Class B, +16.29% for Class C, +16.82% for Class I and +16.62% for Class R4.
(c) The Investment Manager and its affiliates had contractually agreed to waive certain fees and to absorb certain expenses until Nov. 30, 2009, such that net expenses, before giving effect to any performance incentive adjustment, would not exceed 1.07% for Class R4. Had this agreement not been in effect for the entire six month period ended Nov. 30, 2009, the actual expenses paid would have been $6.59 and the hypothetical expenses paid would have been $6.14 for Class R4.


--------------------------------------------------------------------------------
                       RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  15

PORTFOLIO OF INVESTMENTS -------------------------------------------------------

NOV. 30, 2009
(Percentages represent value of investments compared to net assets)

INVESTMENTS IN SECURITIES


COMMON STOCKS (97.8%)
ISSUER                                                 SHARES                VALUE(a)
AEROSPACE & DEFENSE (0.4%)
Precision Castparts                                      29,322            $3,040,105
-------------------------------------------------------------------------------------

AIR FREIGHT & LOGISTICS (0.9%)
CH Robinson Worldwide                                    52,950(d)          2,951,433
Expeditors Intl of Washington                           110,100             3,515,493
                                                                      ---------------
Total                                                                       6,466,926
-------------------------------------------------------------------------------------

BIOTECHNOLOGY (3.4%)
BioMarin Pharmaceutical                                 491,280(b,d)        8,111,032
Celera                                                  277,024(b,d)        1,728,630
Cephalon                                                125,045(b,d)        6,871,223
Genzyme                                                 136,721(b,d)        6,931,755
                                                                      ---------------
Total                                                                      23,642,640
-------------------------------------------------------------------------------------

CAPITAL MARKETS (1.3%)
E*TRADE Financial                                     2,315,683(b,d)        3,797,720
Janus Capital Group                                     187,422             2,453,354
Legg Mason                                               95,316(d)          2,696,490
                                                                      ---------------
Total                                                                       8,947,564
-------------------------------------------------------------------------------------

CHEMICALS (1.2%)
Airgas                                                   47,028             2,175,045
Ecolab                                                   54,235             2,435,693
Mosaic                                                   41,088             2,237,242
Potash Corp of Saskatchewan                              13,633(c)          1,532,622
                                                                      ---------------
Total                                                                       8,380,602
-------------------------------------------------------------------------------------

COMMERCIAL BANKS (2.0%)
Huntington Bancshares                                   530,351(d)          2,025,941
Marshall & Ilsley                                     1,117,133(d)          6,423,514
Regions Financial                                       856,739             5,020,491
                                                                      ---------------
Total                                                                      13,469,946
-------------------------------------------------------------------------------------

COMMUNICATIONS EQUIPMENT (5.6%)
BigBand Networks                                        458,236(b)          1,645,067
Ciena                                                 1,601,943(b,d)       19,463,606
F5 Networks                                              29,863(b)          1,404,457
Infinera                                                613,821(b)          5,051,747
Juniper Networks                                        219,431(b)          5,733,732
ORBCOMM                                               1,211,319(b)          2,858,713
Riverbed Technology                                     131,978(b,d)        2,687,072
                                                                      ---------------
Total                                                                      38,844,394
-------------------------------------------------------------------------------------

COMPUTERS & PERIPHERALS (1.3%)
STEC                                                     63,042(b,d)          781,090
Synaptics                                               306,263(b,d)        8,250,726
                                                                      ---------------
Total                                                                       9,031,816
-------------------------------------------------------------------------------------

CONSTRUCTION & ENGINEERING (2.9%)
EMCOR Group                                             185,389(b)          4,412,258
Fluor                                                    86,901             3,691,554
Foster Wheeler                                           85,954(b)          2,564,867
Quanta Services                                         324,065(b)          6,076,219
Shaw Group                                              104,650(b)          2,985,665
                                                                      ---------------
Total                                                                      19,730,563
-------------------------------------------------------------------------------------

CONSTRUCTION MATERIALS (0.9%)
Martin Marietta Materials                                35,799(d)          3,053,296
Vulcan Materials                                         58,268(d)          2,824,833
                                                                      ---------------
Total                                                                       5,878,129
-------------------------------------------------------------------------------------

CONSUMER FINANCE (0.4%)
First Marblehead                                      1,296,157(b,d)        2,683,045
-------------------------------------------------------------------------------------

DISTRIBUTORS (0.3%)
LKQ                                                     134,976(b,d)        2,352,632
-------------------------------------------------------------------------------------

DIVERSIFIED CONSUMER SERVICES (0.3%)
Apollo Group Cl A                                        40,453(b)          2,308,653
-------------------------------------------------------------------------------------

DIVERSIFIED FINANCIAL SERVICES (1.4%)
IntercontinentalExchange                                 57,251(b)          6,113,835
NASDAQ OMX Group                                        169,733(b)          3,170,612
                                                                      ---------------
Total                                                                       9,284,447
-------------------------------------------------------------------------------------


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
16  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)

ELECTRIC UTILITIES (0.7%)
PPL                                                     146,980            $4,485,830
-------------------------------------------------------------------------------------

ELECTRICAL EQUIPMENT (3.8%)
American Superconductor                                  49,325(b,d)        1,637,590
Energy Conversion Devices                               323,315(b,d)        3,207,285
Evergreen Solar                                       2,236,254(b,d)        3,130,756
First Solar                                              54,089(b,d)        6,442,540
Hubbell Cl B                                             61,168             2,777,639
JA Solar Holdings ADR                                   395,851(b,c,d)      1,539,860
Real Goods Solar Cl A                                   636,623(b)          1,967,165
SunPower Cl A                                           105,023(b,d)        2,170,825
Suntech Power Holdings ADR                               81,844(b,c,d)      1,223,568
Yingli Green Energy Holding ADR                         145,541(b,c,d)      2,068,138
                                                                      ---------------
Total                                                                      26,165,366
-------------------------------------------------------------------------------------

ELECTRONIC EQUIPMENT, INSTRUMENTS & COMPONENTS (1.1%)
Itron                                                   118,893(b,d)        7,227,505
-------------------------------------------------------------------------------------

ENERGY EQUIPMENT & SERVICES (4.3%)
BJ Services                                             125,395             2,354,918
ENSCO Intl                                               96,166(d)          4,231,304
Hercules Offshore                                     1,031,587(b,d)        5,271,410
Natl Oilwell Varco                                       77,749             3,344,762
Noble                                                    47,296(c)          1,953,798
Smith Intl                                              448,334(d)         12,185,718
                                                                      ---------------
Total                                                                      29,341,910
-------------------------------------------------------------------------------------

FOOD & STAPLES RETAILING (0.5%)
BJ's Wholesale Club                                     107,138(b)          3,718,760
-------------------------------------------------------------------------------------

FOOD PRODUCTS (1.1%)
Dean Foods                                              148,023(b)          2,353,566
HJ Heinz                                                128,564             5,457,542
                                                                      ---------------
Total                                                                       7,811,108
-------------------------------------------------------------------------------------

HEALTH CARE EQUIPMENT & SUPPLIES (4.5%)
CR Bard                                                  61,853             5,084,935
Gen-Probe                                                87,067(b,d)        3,629,823
Haemonetics                                              52,755(b,d)        2,816,062
Hologic                                                 350,484(b)          5,071,503
Masimo                                                   89,522(b,d)        2,359,800
St. Jude Medical                                         78,708(b)          2,889,371
Thoratec                                                195,057(b,d)        5,810,749
Varian Medical Systems                                   66,180(b,d)        3,093,253
                                                                      ---------------
Total                                                                      30,755,496
-------------------------------------------------------------------------------------

HEALTH CARE PROVIDERS & SERVICES (3.2%)
AmerisourceBergen                                       115,940(d)          2,862,559
Emdeon Cl A                                             217,629(b)          3,284,022
Laboratory Corp of America Holdings                      24,947(b,d)        1,820,133
MEDNAX                                                   62,494(b,d)        3,512,788
Omnicare                                                 82,877(d)          1,921,089
Patterson Companies                                     167,721(b,d)        4,312,106
Select Medical Holdings                                 435,461(b)          3,940,922
                                                                      ---------------
Total                                                                      21,653,619
-------------------------------------------------------------------------------------

HOTELS, RESTAURANTS & LEISURE (2.6%)
Burger King Holdings                                    313,723(d)          5,333,292
Darden Restaurants                                       60,801(d)          1,910,975
Marriott Intl Cl A                                       95,976(d)          2,468,507
Panera Bread Cl A                                        46,316(b,d)        2,916,055
Pinnacle Entertainment                                  214,696(b)          2,269,337
Starwood Hotels & Resorts Worldwide                      92,203(d)          2,952,340
                                                                      ---------------
Total                                                                      17,850,506
-------------------------------------------------------------------------------------

HOUSEHOLD DURABLES (0.2%)
KB Home                                                 124,767(d)          1,690,593
-------------------------------------------------------------------------------------

HOUSEHOLD PRODUCTS (0.6%)
Clorox                                                   70,084             4,223,963
-------------------------------------------------------------------------------------

INTERNET SOFTWARE & SERVICES (1.6%)
Akamai Technologies                                     184,668(b,d)        4,432,032
Limelight Networks                                      932,072(b)          3,197,007
OpenTable                                               128,217(b,d)        3,393,904
                                                                      ---------------
Total                                                                      11,022,943
-------------------------------------------------------------------------------------


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                       RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  17

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------


COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)

IT SERVICES (0.3%)
ManTech Intl Cl A                                        47,509(b,d)       $2,056,190
-------------------------------------------------------------------------------------

LEISURE EQUIPMENT & PRODUCTS (0.6%)
Eastman Kodak                                           319,579(d)          1,294,295
LeapFrog Enterprises                                    851,615(b)          2,554,845
                                                                      ---------------
Total                                                                       3,849,140
-------------------------------------------------------------------------------------

LIFE SCIENCES TOOLS & SERVICES (0.6%)
Illumina                                                140,284(b,d)        4,057,013
-------------------------------------------------------------------------------------

MACHINERY (2.2%)
Badger Meter                                             49,718(d)          1,749,079
Bucyrus Intl                                             26,757             1,385,745
Flowserve                                                22,192             2,207,216
Joy Global                                               33,107             1,772,549
Kennametal                                              151,731             3,413,948
Mueller Water Products Cl A                             337,771             1,702,366
Terex                                                   156,201(b,d)        2,941,265
                                                                      ---------------
Total                                                                      15,172,168
-------------------------------------------------------------------------------------

MARINE (4.1%)
Diana Shipping                                          264,402(c)          4,111,451
DryShips                                              3,115,434(b,c,d)     19,066,456
Genco Shipping & Trading                                223,087(b,d)        5,238,083
                                                                      ---------------
Total                                                                      28,415,990
-------------------------------------------------------------------------------------

MEDIA (1.8%)
Regal Entertainment Group Cl A                          411,348             5,635,468
Sirius XM Radio                                      10,571,717(b)          6,660,181
                                                                      ---------------
Total                                                                      12,295,649
-------------------------------------------------------------------------------------

METALS & MINING (4.4%)
AK Steel Holding                                        164,249             3,284,980
Alcoa                                                   273,728(d)          3,427,075
Allegheny Technologies                                  168,130(d)          5,721,464
Cliffs Natural Resources                                114,957(d)          5,065,005
Freeport-McMoRan Copper & Gold                           20,468(b)          1,694,750
Kinross Gold                                            102,115(c)          2,044,342
Steel Dynamics                                          101,402             1,715,722
United States Steel                                      86,115(d)          3,845,896
Yamana Gold                                             253,415(c)          3,378,022
                                                                      ---------------
Total                                                                      30,177,256
-------------------------------------------------------------------------------------

MULTILINE RETAIL (0.8%)
JC Penney                                                98,391(d)          2,827,757
Nordstrom                                                76,277             2,551,466
                                                                      ---------------
Total                                                                       5,379,223
-------------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (6.9%)
Arch Coal                                               168,868(d)          3,522,586
CONSOL Energy                                            73,466(d)          3,373,559
Denbury Resources                                       132,316(b,d)        1,755,833
Devon Energy                                             27,324             1,840,271
El Paso                                                 481,374(d)          4,601,935
Frontier Oil                                            425,265             4,903,305
GMX Resources                                            66,041(b,d)          771,359
Murphy Oil                                               39,069             2,203,101
Newfield Exploration                                     64,290(b)          2,718,181
Petrohawk Energy                                        159,797(b)          3,569,865
Range Resources                                          41,283             1,945,668
Southwestern Energy                                      61,250(b)          2,692,550
Tesoro                                                  307,792(d)          3,933,582
Western Refining                                        944,986(b,d)        4,394,185
Williams Companies                                      265,222             5,275,266
                                                                      ---------------
Total                                                                      47,501,246
-------------------------------------------------------------------------------------

PHARMACEUTICALS (2.0%)
King Pharmaceuticals                                    242,168(b)          2,864,847
Mylan                                                   111,101(b,d)        1,985,375
Perrigo                                                  81,600             3,275,424
Shire ADR                                                98,190(c,d)        5,780,446
                                                                      ---------------
Total                                                                      13,906,092
-------------------------------------------------------------------------------------

ROAD & RAIL (0.7%)
JB Hunt Transport Services                               56,953(d)          1,814,523
Landstar System                                          77,004             2,873,789
                                                                      ---------------
Total                                                                       4,688,312
-------------------------------------------------------------------------------------

SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (7.3%)
Altera                                                  172,869(d)          3,635,435
Broadcom Cl A                                            91,109(b)          2,660,383
FormFactor                                              567,683(b,d)        9,622,226


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
18  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (CONT.)
Maxim Integrated Products                               161,718(d)         $2,846,237
Mellanox Technologies                                   399,427(b,c)        7,249,600
MEMC Electronic Materials                               224,647(b)          2,704,750
PMC-Sierra                                            2,174,756(b,d)       17,245,814
Tessera Technologies                                     68,380(b)          1,618,555
Xilinx                                                  109,861(d)          2,487,253
                                                                      ---------------
Total                                                                      50,070,253
-------------------------------------------------------------------------------------

SOFTWARE (10.2%)
Activision Blizzard                                     303,172(b)          3,453,129
Compuware                                             1,760,788(b)         12,219,869
Electronic Arts                                         636,646(b)         10,752,951
Intuit                                                   61,327(b)          1,791,362
Novell                                                  678,030(b)          2,651,097
Symantec                                                697,546(b)         12,381,442
TIBCO Software                                        2,730,984(b)         23,486,461
VMware Cl A                                              75,752(b)          3,180,069
                                                                      ---------------
Total                                                                      69,916,380
-------------------------------------------------------------------------------------

SPECIALTY RETAIL (5.4%)
Abercrombie & Fitch Cl A                                158,641(d)          6,334,535
American Eagle Outfitters                               198,899             3,059,067
Dick's Sporting Goods                                   202,223(b,d)        4,198,149
GameStop Cl A                                           491,113(b,d)       11,988,069
Limited Brands                                          168,274             2,791,666
PetSmart                                                128,414             3,305,376
Tiffany & Co                                             94,274             4,023,614
Urban Outfitters                                         46,852(b,d)        1,482,397
                                                                      ---------------
Total                                                                      37,182,873
-------------------------------------------------------------------------------------

TEXTILES, APPAREL & LUXURY GOODS (0.1%)
lululemon athletica                                      35,927(b,c,d)        940,210
-------------------------------------------------------------------------------------

THRIFTS & MORTGAGE FINANCE (1.0%)
MGIC Investment                                         840,467(b,d)        3,361,868
Radian Group                                            773,534(d)          3,457,697
                                                                      ---------------
Total                                                                       6,819,565
-------------------------------------------------------------------------------------

TOBACCO (0.7%)
Lorillard                                                59,870             4,664,472
-------------------------------------------------------------------------------------

TRADING COMPANIES & DISTRIBUTORS (0.5%)
Fastenal                                                 87,811(d)          3,256,032
-------------------------------------------------------------------------------------

WATER UTILITIES (0.4%)
American Water Works                                    112,980(d)          2,512,675
-------------------------------------------------------------------------------------

WIRELESS TELECOMMUNICATION SERVICES (1.3%)
American Tower Cl A                                     120,929(b)          4,948,414
NII Holdings                                            141,561(b)          4,218,518
                                                                      ---------------
Total                                                                       9,166,932
-------------------------------------------------------------------------------------
TOTAL COMMON STOCKS
(Cost: $652,764,436)                                                     $672,036,732
-------------------------------------------------------------------------------------






OPTIONS PURCHASED (0.2%)
                                          EXERCISE      EXPIRATION
ISSUER                        CONTRACTS     PRICE          DATE              VALUE(a)
PUTS
S&P 500 Index                     3,585      $1,025        Dec. 2009       $1,684,950
-------------------------------------------------------------------------------------
TOTAL OPTIONS PURCHASED
(Cost: $12,698,429)                                                        $1,684,950
-------------------------------------------------------------------------------------





MONEY MARKET FUND (1.5%)
                                                       SHARES                VALUE(a)
RiverSource Short-Term Cash Fund, 0.20%              10,609,785(e)        $10,609,785
-------------------------------------------------------------------------------------
TOTAL MONEY MARKET FUND
(Cost: $10,609,785)                                                       $10,609,785
=====================================================================================



INVESTMENTS OF CASH COLLATERAL RECEIVED FOR SECURITIES ON
LOAN (27.6%)
                                                       SHARES                VALUE(a)
CASH COLLATERAL REINVESTMENT FUND (1.4%)
JPMorgan Prime Money Market Fund                      9,577,613            $9,577,613
-------------------------------------------------------------------------------------





                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
ASSET-BACKED COMMERCIAL PAPER (7.3%)
Antalis US Funding
 01-20-10                            0.23%           $4,997,988             4,997,988


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                       RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  19

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------


INVESTMENTS OF CASH COLLATERAL RECEIVED FOR SECURITIES ON LOAN (CONTINUED)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)
ASSET-BACKED COMMERCIAL PAPER (CONT.)
Cancara Asset Securitisation LLC
 02-12-10                            0.27%           $7,994,720            $7,994,720
Ebbets Funding LLC
 12-07-09                            0.50             1,999,806             1,999,806
Elysian Funding LLC
 12-07-09                            0.45             1,999,825             1,999,825
Grampian Funding LLC
 12-14-09                            0.28             3,999,004             3,999,004
 12-15-09                            0.29             4,999,114             4,999,114
Hannover Funding LLC
 12-01-09                            0.70             4,999,319             4,999,319
Rheingold Securitization
 12-10-09                            0.40             2,848,117             2,848,117
 12-16-09                            0.38             3,996,749             3,996,749
Scaldis Capital LLC
 12-16-09                            0.24             1,999,600             1,999,600
 12-18-09                            0.24             4,999,033             4,999,033
Versailles LLC
 12-17-09                            0.40             4,998,333             4,998,333
                                                                      ---------------
Total                                                                      49,831,608
-------------------------------------------------------------------------------------

CERTIFICATES OF DEPOSIT (15.3%)
Banco Espirito Santo e Comm NY
 12-07-09                            0.29             5,000,000             5,000,000
Banco Santander Madrid
 01-13-10                            0.32             4,000,000             4,000,000
Banco Santander NY
 02-10-10                            0.29             2,000,000             2,000,000
Bank of Tokyo UFJ London
 12-21-09                            0.37             6,000,079             6,000,079
Banque Federative Du Credit Mutuel
 03-02-10                            0.28             2,997,855             2,997,855
Barclays Seoul
 02-16-10                            0.36             1,000,000             1,000,000
Bayrische Hypo-Und Vereinsbank NY
 02-01-10                            0.43             3,000,000             3,000,000
Clydesdale Bank
 12-01-09                            0.38             4,996,783             4,996,783
Commerzbank Frankfurt
 12-01-09                            0.20             5,000,000             5,000,000
Credit Industrial ET Commercial London
 01-13-10                            0.39             5,000,000             5,000,000
Dexia Bank
 12-09-09                            0.40             4,998,334             4,998,334
Dexia Credit Local Du France
 12-17-09                            0.39             3,000,000             3,000,000
Fortis Bank NY
 12-31-09                            0.24             5,000,000             5,000,000
HSBC France
 12-04-09                            0.25             7,000,000             7,000,000
Jyske
 12-10-09                            0.44             4,994,445             4,994,445
KBC Brussels
 12-30-09                            0.28             6,000,000             6,000,000
Landesbank Hessen London
 12-14-09                            0.23             5,000,000             5,000,000
Mizuho London
 12-15-09                            0.33             2,500,000             2,500,000
 01-25-10                            0.32             5,000,000             5,000,000
Natixis NY
 12-21-09                            0.30             7,000,000             7,000,000
Norinchukin Bank NY
 01-19-10                            0.32             2,000,000             2,000,000
NyKredit
 12-18-09                            0.53             5,000,000             5,000,000
Sumitomo Mitsui Banking Corp Brussels
 02-19-10                            0.31             4,000,000             4,000,000
Ulster Bank Ireland, Dublin
 12-15-09                            0.53             5,000,000             5,000,000
                                                                      ---------------
Total                                                                     105,487,496
-------------------------------------------------------------------------------------

COMMERCIAL PAPER (1.0%)
Citigroup Funding
 12-14-09                            0.27             4,998,688             4,998,688
KBC Financial Products
 12-07-09                            0.47             1,999,086             1,999,086
                                                                      ---------------
Total                                                                       6,997,774
-------------------------------------------------------------------------------------


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
20  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


INVESTMENTS OF CASH COLLATERAL RECEIVED FOR SECURITIES ON LOAN (CONTINUED)
                                    COUPON           PRINCIPAL
ISSUER                               RATE              AMOUNT                VALUE(a)

REPURCHASE AGREEMENTS (2.6%)(F)
Barclays Capital
 dated 11-30-09,
 matures 12-01-09,
 repurchase price
 $5,000,040                          0.29%           $5,000,000            $5,000,000
Morgan Stanley
 dated 11-30-09,
 matures 12-01-09,
 repurchase price
 $5,000,037                          0.27             5,000,000             5,000,000
Morgan Stanley
 dated 11-30-09,
 matures 12-01-09,
 repurchase price
 $3,000,028                          0.34             3,000,000             3,000,000
RBS Securities
 dated 11-30-09,
 matures 12-01-09,
 repurchase price
 $5,000,061                          0.44             5,000,000             5,000,000
                                                                      ---------------
Total                                                                      18,000,000
-------------------------------------------------------------------------------------

TOTAL INVESTMENTS OF CASH COLLATERAL RECEIVED FOR SECURITIES ON LOAN
(Cost: $189,894,491)                                                     $189,894,491
-------------------------------------------------------------------------------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $865,967,141)(g)                                                  $874,225,958
=====================================================================================




NOTES TO PORTFOLIO OF INVESTMENTS


(a) Securities are valued by using policies described in Note 2 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At Nov. 30, 2009, the value of foreign securities, excluding short-term securities, represented 7.4% of net assets.

(d) At Nov. 30, 2009, security was partially or fully on loan. See Note 7 to the financial statements.

(e) Affiliated Money Market Fund -- See Note 9 to the financial statements. The rate shown is the seven-day current annualized yield at Nov. 30, 2009.

(f) The table below represents securities received as collateral subject to repurchase agreements. This collateral is deposited with the Fund's custodian and, pursuant to the terms of the repurchase agreement, must have an aggregate market value greater than or equal to the repurchase price plus accrued interest at all times. On a daily basis, the market value of securities held as collateral for repurchase agreements is monitored to ensure the existence of the proper level of collateral.


--------------------------------------------------------------------------------
                       RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  21

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------

     BARCLAYS CAPITAL (0.29%)

     SECURITY DESCRIPTION                            MARKET VALUE
     ------------------------------------------------------------
     BCRR Trust                                         $530,893
     Credit Suisse First Boston Mtge Securities          863,489
     Greenwich Capital Commercial Funding                293,878
     JPMorgan Chase Commercial Mtge Securities         1,404,412
     LB-UBS Commercial Mtge Trust                      1,284,661
     Merrill Lynch Mtge Trust                            872,667
     ------------------------------------------------------------
     Total market value for collateralized
       securities                                     $5,250,000
     ------------------------------------------------------------


     MORGAN STANLEY (0.27%)

     SECURITY DESCRIPTION                            MARKET VALUE
     ------------------------------------------------------------
     LMA SA & LMA Americas                              $264,511
     Royal Bank of Scotland                            4,994,670
     ------------------------------------------------------------
     Total market value for collateralized
       securities                                     $5,259,181
     ------------------------------------------------------------


     MORGAN STANLEY (0.34%)

     SECURITY DESCRIPTION                            MARKET VALUE
     ------------------------------------------------------------
     Banc of America Commercial Mtge                    $212,427
     Banc of America Structural Security Trust                26
     Citigroup Commercial Mtge Trust                     662,273
     Citigroup/Deutsche Bank Commercial Mtge Trust         1,240
     Credit Suisse Mtge Capital Ctfs                     583,585
     Credit Suisse/Morgan Stanley Commercial Mtge
       Ctfs                                              181,162
     Credit-Based Asset Servicing And
       Securitization LLC                                  7,726
     Equity One ABS                                       18,345
     Fannie Mae Grantor Trust                              4,082
     Fannie Mae REMICS                                   107,546
     Fannie Mae Whole Loan                               271,401
     Federal Natl Mtge Assn                                7,034
     GE Capital Commercial Mtge                            2,035
     GMAC Commercial Mtge                                 88,387
     Granite Master Issuer                                71,278
     Greenwich Capital Commercial Funding                471,408
     GS Mtge Securities Corp II                           34,002
     Harborview Mtge Loan Trust                           79,791
     Holmes Master Issuer                                  2,328
     Morgan Stanley Dean Witter Capital I                  2,777
     Paragon Mtges                                        16,971
     Residential Mtge Securities                             567
     Structured Asset Investment Loan Trust               30,656
     Structured Asset Mtge Investments                    62,285
     Structured Asset Securities                          17,801
     Terwin Mtge Trust                                     2,524


--------------------------------------------------------------------------------
22  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


     NOTES TO PORTFOLIO OF
     INVESTMENTS (CONTINUED)



     MORGAN STANLEY (0.34%) (CONT.)

     SECURITY DESCRIPTION                            MARKET VALUE
     ------------------------------------------------------------
     Wachovia Bank Commercial Mtge Trust                $215,508
     Westpac Securitisation Trust                          1,153
     ------------------------------------------------------------
                                                      $3,156,318
     ------------------------------------------------------------


     RBS SECURITIES (0.44%)

     SECURITY DESCRIPTION                            MARKET VALUE
     ------------------------------------------------------------
     Banc of America Commercial Mtge                     $19,031
     Banc of America Mtge Securities                      22,834
     Bear Stearns Adjustable Rate Mtge Trust             203,673
     Bella Vista Mtge Trust                                3,479
     Citigroup Commercial Mtge Trust                     312,263
     Commercial Mtge Pass Through Ctfs                     9,915
     Countrywide Home Loan Mtge Pass Through Trust        16,209
     Credit Suisse First Boston Mtge Securities          120,175
     Credit Suisse Mtge Capital Ctfs                     337,256
     First Horizon Alternative Mtge Securities             2,935
     Greenwich Capital Commercial Funding              1,283,082
     GS Mtge Securities Corp II                          405,803
     JPMorgan Chase Commercial Mtge Securities           103,358
     LB-UBS Commercial Mtge Trust                         10,012
     MASTR Alternative Loans Trust                         4,512
     Mellon Residential Funding                           38,824
     Merrill Lynch/Countrywide Commerical Mtge
       Trust                                             400,021
     Mesa West Capital CDO                               206,882
     MLCC Mtge Investors                                     311
     Morgan Stanley Capital I                            739,612
     MortgagelT Trust                                      5,204
     Option One Mtge Loan Trust                              347
     Sequoia Mtge Trust                                      331
     Structured Adjustable Rate Mtge Loan Trust           14,730
     Structured Asset Securities                         258,632
     Thornburg Mtge Securities Trust                       1,983
     Wachovia Bank Commercial Mtge Trust                 500,362
     WaMu Mtge Pass Through Ctfs                         228,241
     ------------------------------------------------------------
                                                      $5,250,017
     ------------------------------------------------------------


(g) At Nov. 30, 2009, the cost of securities for federal income tax purposes was $885,649,919 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                         $55,999,628
     Unrealized depreciation                         (67,423,589)
     -----------------------------------------------------------
     Net unrealized depreciation                    $(11,423,961)
     -----------------------------------------------------------




--------------------------------------------------------------------------------
                       RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  23

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------

The industries identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.



--------------------------------------------------------------------------------
24  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


FAIR VALUE MEASUREMENTS


Generally accepted accounting principles (GAAP) require disclosure regarding the inputs and valuation techniques used to measure fair value and any changes in valuation inputs or techniques. In addition, investments shall be disclosed by major category.

The Fund categorizes its fair value measurements according to a three-level hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs by prioritizing that the most observable input be used when available. Observable inputs are those that market participants would use in pricing an investment based on market data obtained from sources independent of the reporting entity. Unobservable inputs are those that reflect the Fund's assumptions about the information market participants would use in pricing an investment. An investment's level within the fair value hierarchy is based on the lowest level of any input that is deemed significant to the asset or liability's fair value measurement. The input levels are not necessarily an indication of the risk or liquidity associated with investments at that level. For example, certain U.S. government securities are generally high quality and liquid, however, they are reflected as Level 2 because the inputs used to determine fair value may not always be quoted prices in an active market.

Fair value inputs are summarized in the three broad levels listed below:

     - Level 1 -- Valuations based on quoted prices for investments in active markets that the Fund has the ability to access at the measurement date. Valuation adjustments are not applied to Level 1 investments.

     - Level 2 -- Valuations based on other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risks, etc.).

     - Level 3 -- Valuations based on significant unobservable inputs (including the Fund's own assumptions and judgment in determining the fair value of investments).

Inputs that are used in determining fair value of an investment may include price information, credit data, volatility statistics, and other factors. These inputs can be either observable or unobservable. The availability of observable inputs can vary between investments, and is affected by various factors such as the type of investment, and the volume and level of activity for that investment or similar investments in the marketplace. The inputs will be considered by the Fund Administrator, along with any other relevant factors in the calculation of an investment's fair value. The Fund uses prices and inputs that are current as of the measurement date, which may include periods of market dislocations. During these periods, the availability of prices and inputs may be reduced for many investments. This condition could cause an investment to be reclassified between the various levels within the hierarchy.

Non-U.S. equity securities actively traded in foreign markets may be reflected in Level 2 despite the availability of closing prices, because the Fund evaluates and determines whether those closing prices reflect fair value at the close of the New York Stock Exchange (NYSE) or require adjustment, as described in Note 2 to the financial statements -- Valuation of securities.

Investments falling into the Level 3 category are primarily supported by quoted prices from brokers and dealers participating in the market for those investments. However, these may be classified as

--------------------------------------------------------------------------------
                       RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  25

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------

Level 3 investments due to lack of market transparency and corroboration to support these quoted prices. Additionally, valuation models may be used as the pricing source for any remaining investments classified as Level 3. These models rely on one or more significant unobservable inputs and/or significant assumptions by the Fund Administrator. Inputs used in a valuation model may include, but are not limited to, financial statement analysis, discount rates and estimated cash flows, and comparable company data.

The following table is a summary of the inputs used to value the Fund's investments as of Nov. 30, 2009:

                                                FAIR VALUE AT NOV. 30, 2009
                             ----------------------------------------------------------------
                                  LEVEL 1           LEVEL 2
                               QUOTED PRICES         OTHER          LEVEL 3
                                 IN ACTIVE        SIGNIFICANT     SIGNIFICANT
                                MARKETS FOR       OBSERVABLE     UNOBSERVABLE
DESCRIPTION                  IDENTICAL ASSETS       INPUTS          INPUTS           TOTAL
---------------------------------------------------------------------------------------------
Equity Securities
  Common Stocks(a)             $672,036,732               $--         $--        $672,036,732
---------------------------------------------------------------------------------------------
Total Equity Securities         672,036,732                --          --         672,036,732
---------------------------------------------------------------------------------------------
Other
  Options Purchased               1,684,950                --          --           1,684,950
  Affiliated Money Market
    Fund(b)                      10,609,785                --          --          10,609,785
  Investments of Cash
    Collateral Received
    for Securities on
    Loan(c)                       9,577,613       180,316,878          --         189,894,491
---------------------------------------------------------------------------------------------
Total Other                      21,872,348       180,316,878          --         202,189,226
---------------------------------------------------------------------------------------------
Total                          $693,909,080      $180,316,878         $--        $874,225,958
---------------------------------------------------------------------------------------------


(a) All industry classifications are identified in the Portfolio of Investments.
(b) Money market fund that is a sweep investment for cash balances in the Fund at Nov. 30, 2009.
(c) Asset categories for Investments of Cash Collateral are identified in the Portfolio of Investments.



HOW TO FIND INFORMATION ABOUT THE FUND'S QUARTERLY PORTFOLIO HOLDINGS
(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1(800) SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as filed on Form N-Q, can be obtained without charge, upon request, by calling the RiverSource Family of Funds at 1(800) 221-2450.


--------------------------------------------------------------------------------
26  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

STATEMENT OF ASSETS AND LIABILITIES --------------------------------------------
NOV. 30, 2009


ASSETS
Investments in securities, at value
  Unaffiliated issuers* (identified cost $665,462,865)             $673,721,682
  Affiliated money market fund (identified cost $10,609,785)         10,609,785
  Investments of cash collateral received for securities on loan
    (identified cost $189,894,491)                                  189,894,491
-------------------------------------------------------------------------------
Total investments in securities (identified cost $865,967,141)      874,225,958
Capital shares receivable                                               516,593
Dividends and accrued interest receivable                               682,153
Receivable for investment securities sold                             3,744,304
-------------------------------------------------------------------------------
Total assets                                                        879,169,008
-------------------------------------------------------------------------------
LIABILITIES
Capital shares payable                                                  517,437
Payable for investment securities purchased                           1,200,795
Payable upon return of securities loaned                            189,894,491
Accrued investment management services fees                              39,596
Accrued distribution fees                                               140,042
Accrued transfer agency fees                                             10,813
Accrued administrative services fees                                      3,317
Accrued plan administration services fees                                   899
Other accrued expenses                                                  115,451
-------------------------------------------------------------------------------
Total liabilities                                                   191,922,841
-------------------------------------------------------------------------------
Net assets applicable to outstanding capital stock                 $687,246,167
-------------------------------------------------------------------------------

REPRESENTED BY
Capital stock -- $.01 par value                                    $    810,690
Additional paid-in capital                                          753,374,278
Excess of distributions over net investment income                      (13,715)
Accumulated net realized gain (loss)                                (75,183,903)
Unrealized appreciation (depreciation) on investments
  and on translation of assets and liabilities in foreign
  currencies                                                          8,258,817
-------------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
  capital stock                                                    $687,246,167
-------------------------------------------------------------------------------
*Including securities on loan, at value                            $184,665,642
-------------------------------------------------------------------------------



NET ASSET VALUE PER SHARE
                              NET ASSETS   SHARES OUTSTANDING   NET ASSET VALUE PER SHARE
Class A                     $553,923,464           64,580,896                       $8.58(1)
Class B                     $ 50,253,513            7,048,364                       $7.13
Class C                     $  7,874,750            1,103,661                       $7.14
Class I                     $ 71,139,006            7,877,330                       $9.03
Class R4                    $  4,055,434              458,745                       $8.84
-----------------------------------------------------------------------------------------



(1) The maximum offering price per share for Class A is $9.10. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 5.75%.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                       RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  27

STATEMENT OF OPERATIONS --------------------------------------------------------
YEAR ENDED NOV. 30, 2009


INVESTMENT INCOME
Income:
Dividends                                                          $  4,073,481
Interest                                                                  2,839
Income distributions from affiliated money market fund                   48,425
Income from securities lending -- net                                 1,509,309
  Less foreign taxes withheld                                            (9,740)
-------------------------------------------------------------------------------
Total income                                                          5,624,314
-------------------------------------------------------------------------------
Expenses:
Investment management services fees                                   4,488,355
Distribution fees
  Class A                                                             1,123,363
  Class B                                                               500,167
  Class C                                                                46,013
Transfer agency fees
  Class A                                                             1,175,439
  Class B                                                               146,445
  Class C                                                                11,994
  Class R4                                                                1,616
Administrative services fees                                            339,961
Plan administration services fees -- Class R4                             8,078
Compensation of board members                                            17,329
Custodian fees                                                           26,480
Printing and postage                                                     71,825
Registration fees                                                        78,625
Professional fees                                                        32,904
Other                                                                    55,280
-------------------------------------------------------------------------------
Total expenses                                                        8,123,874
  Expenses waived/reimbursed by the Investment Manager and its
    affiliates                                                           (1,374)
-------------------------------------------------------------------------------
Total net expenses                                                    8,122,500
-------------------------------------------------------------------------------
Investment income (loss) -- net                                      (2,498,186)
-------------------------------------------------------------------------------

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
  Security transactions                                             (44,948,235)
  Options contracts written                                             275,538
-------------------------------------------------------------------------------
Net realized gain (loss) on investments                             (44,672,697)
Net change in unrealized appreciation (depreciation) on
  investments and on translation of assets and liabilities in
  foreign currencies                                                314,466,458
-------------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies               269,793,761
-------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations    $267,295,575
-------------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
28  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

STATEMENTS OF CHANGES IN NET ASSETS --------------------------------------------


YEAR ENDED NOV. 30,                                                        2009            2008
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                    $ (2,498,186) $     (843,549)
Net realized gain (loss) on investments                             (44,672,697)    (26,633,189)
Net change in unrealized appreciation (depreciation) on
  investments and on translation of assets and liabilities in
  foreign currencies                                                314,466,458    (419,144,016)
-----------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations     267,295,575    (446,620,754)
-----------------------------------------------------------------------------------------------
Distributions to shareholders from:
  Net realized gain
    Class A                                                                  --    (143,937,212)
    Class B                                                                  --     (26,887,842)
    Class C                                                                  --      (1,305,317)
    Class I                                                                  --      (8,996,776)
    Class R4                                                                 --      (1,244,635)
-----------------------------------------------------------------------------------------------
Total distributions                                                          --    (182,371,782)
-----------------------------------------------------------------------------------------------

CAPITAL SHARE TRANSACTIONS
Proceeds from sales
  Class A shares                                                     84,770,966      28,316,954
  Class B shares                                                      7,693,358       5,480,581
  Class C shares                                                      4,435,735         543,467
  Class I shares                                                      7,828,873      48,716,918
  Class R4 shares                                                       971,861       1,391,894
Reinvestment of distributions at net asset value
  Class A shares                                                             --     136,959,390
  Class B shares                                                             --      26,566,875
  Class C shares                                                             --       1,289,392
  Class I shares                                                             --       8,995,967
  Class R4 shares                                                            --       1,244,635
Conversions from Class B to Class A
  Class A shares                                                     12,248,702      13,474,521
  Class B shares                                                    (12,248,702)    (13,474,521)
Payments for redemptions
  Class A shares                                                    (99,219,008)   (186,657,197)
  Class B shares                                                    (13,447,233)    (34,112,389)
  Class C shares                                                       (939,996)     (1,913,532)
  Class I shares                                                    (22,898,450)     (8,777,977)
  Class R4 shares                                                    (1,018,134)     (3,232,383)
-----------------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share transactions   (31,822,028)     24,812,595
-----------------------------------------------------------------------------------------------
Total increase (decrease) in net assets                             235,473,547    (604,179,941)
Net assets at beginning of year                                     451,772,620   1,055,952,561
-----------------------------------------------------------------------------------------------
Net assets at end of year                                          $687,246,167  $  451,772,620
-----------------------------------------------------------------------------------------------
Excess of distributions over net investment income                 $    (13,715) $       (6,757)
-----------------------------------------------------------------------------------------------


Certain line items from the prior year have been renamed to conform to the current year presentation.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                       RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  29

FINANCIAL HIGHLIGHTS -----------------------------------------------------------

The following tables are intended to help you understand the Fund's financial performance. Certain information reflects financial results for a single share of a class held for the periods shown. For periods ended 2007 and after, per share net investment income (loss) amounts are calculated based on average shares outstanding during the period. Total returns assume reinvestment of all dividends and distributions. Total returns do not reflect payment of sales charges, if any, and are not annualized for periods of less than one year.

                                                                     YEAR ENDED NOV. 30,
CLASS A                                            -------------------------------------------------------
PER SHARE DATA                                      2009         2008        2007        2006        2005
Net asset value, beginning of period                $5.24       $12.32      $14.40      $14.49      $12.64
----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                         (.03)        (.02)       (.05)       (.01)       (.08)
Net gains (losses) (both realized and
 unrealized)                                         3.37        (4.93)       1.62        (.07)       1.93
----------------------------------------------------------------------------------------------------------
Total from investment operations                     3.34        (4.95)       1.57        (.08)       1.85
----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                      --        (2.13)      (3.65)       (.01)         --
----------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $8.58        $5.24      $12.32      $14.40      $14.49
----------------------------------------------------------------------------------------------------------
TOTAL RETURN                                       63.74%      (48.26%)     14.40%       (.55%)     14.64%
----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(a)
Total expenses                                      1.40%        1.16%       1.08%       1.09%       1.09%
----------------------------------------------------------------------------------------------------------
Net investment income (loss)                        (.42%)       (.05%)      (.40%)      (.07%)      (.57%)
----------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)              $554         $349        $852      $1,093      $1,376
----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                              126%          76%         87%         45%         27%
----------------------------------------------------------------------------------------------------------



See accompanying Notes to Financial Highlights.


--------------------------------------------------------------------------------
30  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


                                                                     YEAR ENDED NOV. 30,
CLASS B                                            -------------------------------------------------------
PER SHARE DATA                                      2009         2008        2007        2006        2005
Net asset value, beginning of period                $4.39       $10.74      $13.10      $13.28      $11.68
----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                         (.07)        (.02)       (.12)       (.12)       (.19)
Net gains (losses) (both realized and
 unrealized)                                         2.81        (4.20)       1.41        (.05)       1.79
----------------------------------------------------------------------------------------------------------
Total from investment operations                     2.74        (4.22)       1.29        (.17)       1.60
----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                      --        (2.13)      (3.65)       (.01)         --
----------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $7.13        $4.39      $10.74      $13.10      $13.28
----------------------------------------------------------------------------------------------------------
TOTAL RETURN                                       62.41%      (48.64%)     13.46%      (1.28%)     13.70%
----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(a)
Total expenses                                      2.18%        1.92%       1.84%       1.87%       1.86%
----------------------------------------------------------------------------------------------------------
Net investment income (loss)                       (1.19%)       (.81%)     (1.15%)      (.89%)     (1.35%)
----------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)               $50          $44        $137        $207        $329
----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                              126%          76%         87%         45%         27%
----------------------------------------------------------------------------------------------------------



See accompanying Notes to Financial Highlights.


--------------------------------------------------------------------------------
                       RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  31

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------


                                                                     YEAR ENDED NOV. 30,
CLASS C                                            -------------------------------------------------------
PER SHARE DATA                                      2009         2008        2007        2006        2005
Net asset value, beginning of period                $4.39       $10.74      $13.10      $13.28      $11.68
----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                         (.07)        (.02)       (.11)       (.12)       (.18)
Net gains (losses) (both realized and
 unrealized)                                         2.82        (4.20)       1.40        (.05)       1.78
----------------------------------------------------------------------------------------------------------
Total from investment operations                     2.75        (4.22)       1.29        (.17)       1.60
----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                      --        (2.13)      (3.65)       (.01)         --
----------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $7.14        $4.39      $10.74      $13.10      $13.28
----------------------------------------------------------------------------------------------------------
TOTAL RETURN                                       62.64%      (48.63%)     13.46%      (1.28%)     13.70%
----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(a)
Total expenses                                      2.15%        1.92%       1.84%       1.87%       1.87%
----------------------------------------------------------------------------------------------------------
Net investment income (loss)                       (1.20%)       (.81%)     (1.03%)      (.87%)     (1.35%)
----------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)                $8           $3          $7          $9         $12
----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                              126%          76%         87%         45%         27%
----------------------------------------------------------------------------------------------------------



See accompanying Notes to Financial Highlights.


--------------------------------------------------------------------------------
32  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


                                                                     YEAR ENDED NOV. 30,
CLASS I                                            -------------------------------------------------------
PER SHARE DATA                                      2009         2008        2007        2006        2005
Net asset value, beginning of period                $5.49       $12.75      $14.73      $14.75      $12.81
----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          .01          .08        (.03)        .01        (.01)
Net gains (losses) (both realized and
 unrealized)                                         3.53        (5.21)       1.70        (.02)       1.95
----------------------------------------------------------------------------------------------------------
Total from investment operations                     3.54        (5.13)       1.67        (.01)       1.94
----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                      --        (2.13)      (3.65)       (.01)         --
----------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $9.03        $5.49      $12.75      $14.73      $14.75
----------------------------------------------------------------------------------------------------------
TOTAL RETURN                                       64.48%      (48.00%)     14.86%       (.07%)     15.14%
----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(a)
Total expenses                                       .89%         .71%        .67%        .66%        .63%
----------------------------------------------------------------------------------------------------------
Net investment income (loss)                         .10%         .39%       (.24%)       .10%       (.09%)
----------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)               $71          $53         $54         $--         $43
----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                              126%          76%         87%         45%         27%
----------------------------------------------------------------------------------------------------------



See accompanying Notes to Financial Highlights.


--------------------------------------------------------------------------------
                       RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  33

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------


                                                                     YEAR ENDED NOV. 30,
CLASS R4                                           -------------------------------------------------------
PER SHARE DATA                                      2009         2008        2007        2006        2005
Net asset value, beginning of period                $5.39       $12.58      $14.61      $14.67      $12.78
----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                         (.01)         .07        (.03)         --        (.06)
Net gains (losses) (both realized and
 unrealized)                                         3.46        (5.13)       1.65        (.05)       1.95
----------------------------------------------------------------------------------------------------------
Total from investment operations                     3.45        (5.06)       1.62        (.05)       1.89
----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                      --        (2.13)      (3.65)       (.01)         --
----------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $8.84        $5.39      $12.58      $14.61      $14.67
----------------------------------------------------------------------------------------------------------
TOTAL RETURN                                       64.01%      (48.11%)     14.56%       (.34%)     14.79%
----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS(a)
Gross expenses prior to expense
 waiver/reimbursement                               1.19%        1.00%        .94%        .91%        .92%
----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(b)                            1.15%         .93%        .92%        .91%        .92%
----------------------------------------------------------------------------------------------------------
Net investment income (loss)                        (.17%)        .18%       (.25%)      (.07%)      (.40%)
----------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DATA
Net assets, end of period (in millions)                $4           $3          $7         $29        $203
----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                              126%          76%         87%         45%         27%
----------------------------------------------------------------------------------------------------------


NOTES TO FINANCIAL HIGHLIGHTS
(a) Expense ratios include the impact of a performance incentive adjustment, if any. In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the reported expense ratios.
(b) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
34  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

NOTES TO FINANCIAL STATEMENTS --------------------------------------------------

1. ORGANIZATION

RiverSource Mid Cap Growth Fund (the Fund) is a series of RiverSource Equity Series, Inc. and is registered under the Investment Company Act of 1940, as amended (the 1940 Act) as a diversified, open-end management investment company. RiverSource Equity Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Fund's Board of Directors (the Board). The Fund invests primarily in common stocks of mid-capitalization companies.

The Fund offers Class A, Class B, Class C, Class I and Class R4 shares.

- Class A shares are offered with a front-end sales charge, which may be waived under certain circumstances.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares one month after the completion of the eighth year of ownership if originally purchased in a RiverSource fund on or after May 21, 2005 or originally purchased in a Seligman fund on or after June 13, 2009. Class B shares originally purchased in a RiverSource fund prior to May 21, 2005 will convert to Class A shares in the ninth calendar year of ownership. Class B shares originally purchased in a Seligman fund prior to June 13, 2009 will convert to Class A shares in the month prior to the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I and Class R4 shares are offered without a front-end sales charge or CDSC to qualifying institutional investors.

At Nov. 30, 2009, RiverSource Investments, LLC (RiverSource Investments or the Investment Manager) and affiliated funds-of-funds in the RiverSource Family of Funds owned 100% of Class I shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration services fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ADOPTION OF NEW ACCOUNTING STANDARD
In June 2009, the Financial Accounting Standards Board (FASB) established the FASB Accounting Standards Codification(TM )(Codification) as the single source of authoritative accounting principles recognized by the FASB in the preparation


--------------------------------------------------------------------------------
                       RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  35

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


of financial statements in conformity with U.S. generally accepted accounting principles (GAAP). The Codification supersedes existing non-grandfathered, non-SEC accounting and reporting standards. The Codification did not change GAAP but rather organized it into a hierarchy where all guidance within the Codification carries an equal level of authority. The Codification became effective for financial statements issued for interim and annual periods ending after Sept. 15, 2009. The Codification did not have a material effect on the Fund's financial statements.

USE OF ESTIMATES
Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

VALUATION OF SECURITIES
All securities are valued at the close of business of the New York Stock Exchange (NYSE). Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued by an independent pricing service using an evaluated bid. When market quotes are not readily available, the pricing service, in determining fair values of debt securities, takes into consideration such factors as current quotations by broker/dealers, coupon, maturity, quality, type of issue, trading characteristics, and other yield and risk factors it deems relevant in determining valuations. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign securities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time.

Many securities markets and exchanges outside the U.S. close prior to the close of the NYSE and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the NYSE, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial, Inc. (Ameriprise Financial), parent company of the Investment Manager, as administrator to the Fund, will fair value foreign securities pursuant to procedures adopted by the Board, including utilizing a third party pricing

--------------------------------------------------------------------------------
36  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------



service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the NYSE.

Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates. Typically, those maturing in 60 days or less that originally had maturities of more than 60 days at acquisition date are valued at amortized cost using the market value on the 61(st) day before maturity. Short-term securities maturing in 60 days or less at acquisition date are valued at amortized cost. Amortized cost is an approximation of market value. Investments in money market funds are valued at net asset value.

FOREIGN CURRENCY TRANSLATIONS
Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the Statement of Operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

REPURCHASE AGREEMENTS
The Fund may enter into repurchase agreements. Generally, securities received as collateral subject to repurchase agreements are deposited with the Fund's custodian and, pursuant to the terms of the repurchase agreement, must have an aggregate market value greater than or equal to the repurchase price plus accrued interest at all times. On a daily basis, the market value of securities held as collateral for repurchase agreements is monitored to ensure the existence of the proper level of collateral.

GUARANTEES AND INDEMNIFICATIONS
Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.


--------------------------------------------------------------------------------
                       RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  37

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


FEDERAL TAXES
The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income (which includes net short-term capital gains) to shareholders. No provision for income or excise taxes is thus required.

Management of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally, the tax authorities can examine all the tax returns filed for the last three years.

DIVIDENDS TO SHAREHOLDERS
An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

OTHER
Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

3. INVESTMENTS IN DERIVATIVES

The Fund may invest in certain derivative instruments, which are transactions whose values depend on or are derived from (in whole or in part) the value of one or more other assets, such as securities, currencies, commodities or indices. Such derivative instruments may be used to maintain cash reserves while maintaining exposure to certain other assets, to offset anticipated declines in values of investments, to facilitate trading, to reduce transaction costs, and to pursue higher investment returns. The Fund may also use derivative instruments to mitigate certain investment risks, such as foreign currency exchange rate risk, interest rate risk, and credit risk.

OPTION TRANSACTIONS
The Fund may buy and write options traded on any U.S. or foreign exchange, or in the over-the-counter (OTC) market to produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments. The Fund may also buy and sell put and call options and write covered call options on portfolio securities. Options are contracts which entitle the holder to purchase or sell securities or other financial instruments at a specified price, or in the case of index options, to receive or pay the difference between the index value and the strike price of the index option. Completion of transactions for options traded in

--------------------------------------------------------------------------------
38  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


the OTC market depends upon the performance of the other party. Cash collateral may be collected or posted by the Fund to secure certain OTC options trades. Cash collateral held or posted by the Fund for such option trades must be returned to the counterparty or the Fund upon closure, exercise or expiration of the contract.

Option contracts purchased are recorded as investments and options contracts written are recorded as liabilities of the Fund. Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. Option contracts, including OTC option contracts, with no readily available market value are valued using quotations obtained from independent brokers as of the close of the NYSE. The Fund will realize a gain or loss when the option transaction expires or is exercised. When options on debt securities or futures are exercised, the Fund will realize a gain or loss. When other options are exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid.

The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The Fund's maximum payout in the case of written put option contracts represents the maximum potential amount of future payments (undiscounted) that the Fund could be required to make as a guarantor for written put options. For OTC options contracts, the transaction is also subject to counterparty credit risk. The maximum payout amount may be offset by the subsequent sale, if any, of assets obtained upon the exercise of the put options by holders of the option contracts or proceeds received upon entering into the contracts.

EFFECTS OF DERIVATIVE TRANSACTIONS ON THE FINANCIAL STATEMENTS
The following tables are intended to provide additional information about the effect of derivatives on the financial statements of the Fund including: the fair value of derivatives by risk category and the location of those fair values in the Statement of Assets and Liabilities; the impact of derivative transactions on the Fund's operations over the period including realized gains or losses and unrealized gains or losses. The derivative schedules following the Portfolio of Investments present additional information regarding derivative instruments outstanding at the end of the period, if any.


--------------------------------------------------------------------------------
                       RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  39

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


FAIR VALUES OF DERIVATIVE INSTRUMENTS AT NOV. 30, 2009


                            ASSET DERIVATIVES              LIABILITY DERIVATIVES
                     -------------------------------  -------------------------------
                     STATEMENT OF ASSETS              STATEMENT OF ASSETS
RISK EXPOSURE          AND LIABILITIES                  AND LIABILITIES
CATEGORY                   LOCATION       FAIR VALUE        LOCATION       FAIR VALUE
-------------------------------------------------------------------------------------------
Equity contracts     Investments in
                     securities, at
                     value -- Unaffilia-
                     ted issuers          $1,684,950          N/A              N/A
-------------------------------------------------------------------------------------------
Total                                     $1,684,950                          $ --
-------------------------------------------------------------------------------------------


EFFECT OF DERIVATIVE INSTRUMENTS IN THE STATEMENT OF OPERATIONS FOR THE YEAR ENDED NOV. 30, 2009


AMOUNT OF REALIZED GAIN (LOSS) ON DERIVATIVES RECOGNIZED IN
                           INCOME
-----------------------------------------------------------
RISK EXPOSURE CATEGORY                              OPTIONS
-----------------------------------------------------------------
Equity contracts                                   $(16,998)
-----------------------------------------------------------------
Total                                              $(16,998)
-----------------------------------------------------------------




     CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) ON
               DERIVATIVES RECOGNIZED IN INCOME
-------------------------------------------------------------
RISK EXPOSURE CATEGORY                              OPTIONS
-------------------------------------------------------------------
Equity contracts                                 $(11,013,479)
-------------------------------------------------------------------
Total                                            $(11,013,479)
-------------------------------------------------------------------


VOLUME OF DERIVATIVE ACTIVITY
OPTIONS
The gross notional amount of contracts outstanding was $53.0 million at Nov. 30, 2009. The monthly average gross notional amount for these contracts was $28.6 million for the year ended Nov. 30, 2009. The fair value of such contracts on Nov. 30, 2009 is set forth in the table above.

4. EXPENSES AND SALES CHARGES

INVESTMENT MANAGEMENT SERVICES FEES
Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is an annual fee that is equal to a percentage of the Fund's average daily net assets that declines from 0.70% to 0.475% as the Fund's net assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment determined monthly by measuring the percentage difference over a rolling 12-month period between the annualized performance of one Class A share of the Fund and the annualized performance of the Lipper Mid-Cap Growth Funds

--------------------------------------------------------------------------------
40  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment increased the management fee by $469,963 for the year ended Nov. 30, 2009. The management fee for the year ended Nov. 30, 2009, was 0.78% of the Fund's average daily net assets, including the adjustment under the terms of the performance incentive arrangement.

ADMINISTRATIVE SERVICES FEES
Under an Administrative Services Agreement, the Fund pays Ameriprise Financial an annual fee for administration and accounting services equal to a percentage of the Fund's average daily net assets that declines from 0.06% to 0.03% as the Fund's net assets increase. The fee for the year ended Nov. 30, 2009, was 0.06% of the Fund's average daily net assets.

OTHER FEES
Other expenses are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board. For the year ended Nov. 30, 2009, other expenses paid to this company were $3,414.

COMPENSATION OF BOARD MEMBERS
Under a Deferred Compensation Plan (the Plan), the board members who are not "interested persons" of the Fund under the 1940 Act may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other funds in the RiverSource Family of Funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the funds until distributed in accordance with the Plan.

TRANSFER AGENCY FEES
Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains Fund shareholder accounts and records and provides Fund shareholder services. The Fund pays the Transfer Agent an annual account-based fee at a rate equal to $19.50 for Class A, $20.50 for Class B and $20.00 for Class C for this service. The Transfer Agent also charges an annual fee of $3 per account serviced directly by the Fund or its designated agent for Class A, Class B and Class C shares. The Fund also pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R4 shares. The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for the 12 month period from the date the account becomes inactive. These fees are included in the transfer agency fees in the Statement of Operations.


--------------------------------------------------------------------------------
                       RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  41

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


PLAN ADMINISTRATION SERVICES FEES
Under a Plan Administration Services Agreement with the Transfer Agent, the Fund pays an annual fee at a rate of 0.25% of the Fund's average daily net assets attributable to Class R4 shares for the provision of various administrative, recordkeeping, communication and education services.

DISTRIBUTION FEES
The Fund has an agreement with RiverSource Fund Distributors, Inc. (the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares. For Class B and Class C shares, of the 1.00% fee, up to 0.75% is reimbursed for distribution expenses.

The amount of distribution expenses incurred by the Distributor and not yet reimbursed (unreimbursed expense) was approximately $1,745,000 and $74,000 for Class B and Class C shares, respectively. These amounts are based on the most recent information available as of Oct. 31, 2009, and may be recovered from future payments under the distribution plan or CDSC. To the extent the unreimbursed expense has been fully recovered, the distribution fee is reduced.

SALES CHARGES
Sales charges, including front-end and CDSCs, received by the Distributor for distributing Fund shares were $429,935 for Class A, $22,719 for Class B and $1,293 for Class C for the year ended Nov. 30, 2009.

EXPENSES WAIVED/REIMBURSED BY THE INVESTMENT MANAGER AND ITS AFFILIATES
For the year ended Nov. 30, 2009, the Investment Manager and its affiliates waived/reimbursed certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*), including the adjustment under the terms of a performance incentive arrangement, were as follows:

Class R4............................................  1.15%


The waived/reimbursed fees and expenses for the transfer agency fees at the class level were as follows:

Class R4..........................................  $1,219


The waived/reimbursed fees and expenses for the plan administration services fees at the class level were as follows:

Class R4...........................................  $155




--------------------------------------------------------------------------------
42  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


Under an agreement which was effective until Nov. 30, 2009, the Investment Manager and its affiliates contractually agreed to waive certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*), before giving effect to any performance incentive adjustment, would not exceed the following percentage of the class average daily net assets:

Class R4............................................  1.07%


* In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

CUSTODIAN FEES
Effective Dec. 15, 2008, the Fund pays custodian fees to JPMorgan Chase Bank, N.A. For the period from Dec. 1, 2008 to Dec. 15, 2008, the Fund paid custodian fees amounting to $17,562 to Ameriprise Trust Company, a subsidiary of Ameriprise Financial.

5. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $687,492,463 and $731,831,944, respectively, for the year ended Nov. 30, 2009. Realized gains and losses are determined on an identified cost basis.

6. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the periods indicated are as follows:

YEAR ENDED NOV. 30,                            2009        2008*
-------------------------------------------------------------------
CLASS A
Sold                                        11,103,050    3,268,125
Converted from Class B**                     1,558,603    1,583,375
Reinvested distributions                            --   13,918,638
Redeemed                                   (14,667,946) (21,327,743)
-------------------------------------------------------------------
Net increase (decrease)                     (2,006,293)  (2,557,605)
-------------------------------------------------------------------

CLASS B
Sold                                         1,268,367      723,036
Reinvested distributions                            --    3,196,977
Converted to Class A**                      (1,870,320)  (1,884,548)
Redeemed                                    (2,440,450)  (4,672,632)
-------------------------------------------------------------------
Net increase (decrease)                     (3,042,403)  (2,637,167)

-------------------------------------------------------------------


--------------------------------------------------------------------------------
                       RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  43

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


YEAR ENDED NOV. 30,                            2009        2008*
-------------------------------------------------------------------
CLASS C
Sold                                           681,612       73,248
Reinvested distributions                            --      155,348
Redeemed                                      (169,151)    (261,172)
-------------------------------------------------------------------
Net increase (decrease)                        512,461      (32,576)
-------------------------------------------------------------------

CLASS I
Sold                                         1,158,418    5,648,659
Reinvested distributions                            --      876,800
Redeemed                                    (3,008,864)    (996,645)
-------------------------------------------------------------------
Net increase (decrease)                     (1,850,446)   5,528,814
-------------------------------------------------------------------

CLASS R4
Sold                                           139,350      151,988
Reinvested distributions                            --      123,353
Redeemed                                      (165,397)    (367,712)
-------------------------------------------------------------------
Net increase (decrease)                        (26,047)     (92,371)
-------------------------------------------------------------------


 * Certain line items from the prior year have been renamed to conform to the current year presentation.
** Automatic conversion of Class B shares to Class A shares based on the original purchase date.

7. LENDING OF PORTFOLIO SECURITIES

Effective Dec. 1, 2008, the Fund has entered into a Master Securities Lending Agreement (the Agreement) with JPMorgan Chase Bank, National Association (JPMorgan). The Agreement authorizes JPMorgan as lending agent to lend securities to authorized borrowers in order to generate additional income on behalf of the Fund. Pursuant to the Agreement, the securities loaned are secured by cash or U.S. government securities equal to at least 100% of the market value of the loaned securities. Any additional collateral required to maintain those levels due to market fluctuations of the loaned securities is delivered the following business day. Cash collateral received is invested by the lending agent on behalf of the Fund into authorized investments pursuant to the Agreement. The investments made with the cash collateral are listed in the Portfolio of Investments. The values of such investments and any uninvested cash collateral balance are disclosed in the Statement of Assets and Liabilities along with the related obligation to return the collateral upon the return of the securities loaned. At Nov. 30, 2009, securities valued at $184,665,642 were on loan, secured by cash collateral of $189,894,491 invested in short-term securities or in cash equivalents.

Risks of delay in recovery of securities or even loss of rights in the securities may occur should the borrower of the securities fail financially. Risks may also arise to the extent that the value of the securities loaned increases above the

--------------------------------------------------------------------------------
44  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------



value of the collateral received. JPMorgan will indemnify the Fund from losses resulting from a borrower's failure to return a loaned security when due. Such indemnification does not extend to losses associated with declines in the value of cash collateral investments. Loans are subject to termination by the Fund or the borrower at any time, and are, therefore, not considered to be illiquid investments.

Pursuant to the Agreement, the Fund receives income for lending its securities either in the form of fees or by earning interest on invested cash collateral, net of negotiated rebates paid to borrowers and fees paid to the lending agent for services provided and any other securities lending expenses. Net income of $1,509,309 earned from securities lending from Dec. 1, 2008 through Nov. 30, 2009 is included in the Statement of Operations. The Fund also continues to earn interest and dividends on the securities loaned.

8. OPTIONS CONTRACTS WRITTEN

Contracts and premiums associated with options contracts written during the year ended Nov. 30, 2009, are as follows:

                                                      CALLS
                                              --------------------
                                              CONTRACTS   PREMIUMS
------------------------------------------------------------------
Balance Nov. 30, 2008.......................        --   $      --
Opened......................................     9,219     577,326
Closed......................................    (3,299)   (199,206)
Exercised...................................    (3,197)   (212,668)
Expired.....................................    (2,723)   (165,452)
------------------------------------------------------------------
Balance Nov. 30, 2009.......................        --   $      --


9. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the funds in the RiverSource Family of Funds and other institutional clients of RiverSource Investments. The cost of the Fund's purchases and proceeds from sales of shares of RiverSource Short-Term Cash Fund aggregated $238,205,166 and $238,576,499, respectively, for the year ended Nov. 30, 2009. The income distributions received with respect to the Fund's investment in RiverSource Short-Term Cash Fund can be found in the Statement of Operations and the Fund's invested balance in RiverSource Short-Term Cash Fund at Nov. 30, 2009, can be found in the Portfolio of Investments.


--------------------------------------------------------------------------------
                       RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  45

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


10. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks led by JPMorgan Chase Bank, N.A. (the Administrative Agent), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on Oct. 15, 2009, replacing a prior credit facility. The credit facility agreement, which is a collective agreement between the Fund and certain other funds in the RiverSource Family of Funds, severally and not jointly, permits collective borrowings up to $300 million. The borrowers shall have the right, upon written notice to the Administrative Agent to request an increase of up to $200 million in the aggregate amount of the credit facility from new or existing lenders, provided that the aggregate amount of the credit facility shall at no time exceed $500 million. Participation in such increase by any existing lender shall be at such lender's sole discretion. Interest is charged to each Fund based on its borrowings at a rate equal to the sum of the federal funds rate plus (A) 1.25% per annum plus (B) if one-month LIBOR exceeds the federal funds rate, the amount of such excess. Each borrowing under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.10% per annum, in addition to an upfront fee equal to its pro rata share of 0.04% of the amount of the credit facility. Prior to Oct. 15, 2009, the credit facility agreement, which was a collective agreement between the Fund and certain other funds in the RiverSource Family of Funds, severally and not jointly, permitted collective borrowings up to $475 million. Interest was charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.75%. The Fund also paid a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum, in addition to an upfront fee equal to its pro rata share of 0.02% of the amount of the credit facility. The Fund had no borrowings during the year ended Nov. 30, 2009.

11. FEDERAL TAX INFORMATION

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of options contracts, re-characterization of real estate investment trust (REIT) distributions and losses deferred due to wash sales. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.


--------------------------------------------------------------------------------
46  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


In the Statement of Assets and Liabilities, as a result of permanent book-to-tax differences, excess of distributions over net investment income has been decreased by $2,491,228 and accumulated net realized loss has been decreased by $737,830 resulting in a net reclassification adjustment to decrease paid-in capital by $3,229,058.

The tax character of distributions paid for the years indicated is as follows:

YEAR ENDED NOV. 30,                           2009      2008
----------------------------------------------------------------
Ordinary income.............................   --   $ 30,088,224
Long-term capital gain......................   --    152,283,558


At Nov. 30, 2009, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income..................  $         --
Undistributed accumulated long-term gain.......  $          1
Accumulated realized loss......................  $(66,514,603)
Unrealized appreciation (depreciation).........  $   (424,199)


For federal income tax purposes, the Fund had a capital loss carry-over of $66,514,603 at Nov. 30, 2009, that if not offset by capital gains will expire as follows:


    2016           2017
$20,714,703    $45,799,900


It is unlikely the Board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires. There is no assurance that the Fund will be able to utilize all of its capital loss carry-over before it expires.

12. SUBSEQUENT EVENTS

Management has evaluated Fund related events and transactions that occurred during the period from the date of the Statement of Assets and Liabilities through Jan. 20, 2010, the date of issuance of the Fund's financial statements. There were no events or transactions that occurred during the period that materially impacted the amounts or disclosures in the Fund's financial statements.

13. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc. was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company (now known as

--------------------------------------------------------------------------------
                       RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  47

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------



RiverSource) mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota (the District Court). In response to defendants' motion to dismiss the complaint, the District Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals (the Eighth Circuit) on August 8, 2007. On April 8, 2009, the Eighth Circuit reversed summary judgment and remanded to the District Court for further proceedings. On August 6, 2009, defendants filed a writ of certiorari with the U.S. Supreme Court, asking the U.S. Supreme Court to stay the District Court proceedings while the U.S. Supreme Court considers and rules in a case captioned Jones v. Harris Associates, which involves issues of law similar to those presented in the Gallus case.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

On November 7, 2008, RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc., acquired J. & W. Seligman & Co. Incorporated (Seligman). In late 2003, Seligman conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies managed by Seligman (the

--------------------------------------------------------------------------------
48  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------



Seligman Funds); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York (NYAG).

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, Inc. (now known as RiverSource Fund Distributors, Inc.), Seligman Data Corp. and Brian T. Zino (collectively, the Seligman Parties), alleging, in substance, that the Seligman Parties permitted various persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies then managed by Seligman was and had been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. On March 13, 2009, without admitting or denying any violations of law or wrongdoing, the Seligman Parties entered into a stipulation of settlement with the NYAG and settled the claims made by the NYAG. Under the terms of the settlement, Seligman paid $11.3 million to four Seligman Funds. This settlement resolved all outstanding matters between the Seligman Parties and the NYAG. In addition to the foregoing matter, the New York staff of the SEC indicated in September 2005 that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and Seligman Advisors, Inc. relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds. There have been no further developments with the SEC on this matter.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and

--------------------------------------------------------------------------------
                       RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  49

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------



Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.


--------------------------------------------------------------------------------
50  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ------------------------

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
RIVERSOURCE MID CAP GROWTH FUND:


We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of RiverSource Mid Cap Growth Fund (the Fund) (one of the portfolios constituting the RiverSource Equity Series, Inc.) as of November 30, 2009, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the three years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights of the Fund for the periods presented through November 30, 2006, were audited by other auditors whose report dated January 22, 2007, expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of November 30, 2009, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.


--------------------------------------------------------------------------------
                       RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  51

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (continued) ------------


In our opinion, the financial statements and financial highlights audited by us as referred to above present fairly, in all material respects, the financial position of RiverSource Mid Cap Growth Fund of the RiverSource Equity Series, Inc. at November 30, 2009, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the three years in the period then ended, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP
Minneapolis, Minnesota
January 20, 2010


--------------------------------------------------------------------------------
52  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

FEDERAL INCOME TAX INFORMATION -------------------------------------------------
(UNAUDITED)

Fiscal year ended Nov. 30, 2009

The Fund designates as distributions of long-term gains, to the extent necessary to fully distribute such capital gains, earnings and profits distributed to shareholders on the redemption of shares.


--------------------------------------------------------------------------------
                       RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  53

BOARD MEMBERS AND OFFICERS -----------------------------------------------------

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board. The following is a list of the Fund's Board members. The RiverSource Family of Funds that each Board member oversees consists of 132 funds, which includes 100 RiverSource funds and 32 Seligman funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board.

INDEPENDENT BOARD MEMBERS

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
Kathleen Blatz             Board member since    Chief Justice, Minnesota Supreme Court, 1998-2006;       None
901 S. Marquette Ave.      2006                  Attorney
Minneapolis, MN 55402
Age 55
------------------------------------------------------------------------------------------------------------------------------

Arne H. Carlson            Board member since    Chair, RiverSource Family of Funds, 1999-2006; former    None
901 S. Marquette Ave.      1999                  Governor of Minnesota
Minneapolis, MN 55402
Age 75
------------------------------------------------------------------------------------------------------------------------------

Pamela G. Carlton          Board member since    President, Springboard -- Partners in Cross Cultural     None
901 S. Marquette Ave.      2007                  Leadership (consulting company)
Minneapolis, MN 55402
Age 55
------------------------------------------------------------------------------------------------------------------------------

Patricia M. Flynn          Board member since    Trustee Professor of Economics and Management, Bentley   None
901 S. Marquette Ave.      2004                  College; former Dean, McCallum Graduate School of
Minneapolis, MN 55402                            Business, Bentley University
Age 59
------------------------------------------------------------------------------------------------------------------------------

Anne P. Jones              Board member since    Attorney and Consultant                                  None
901 S. Marquette Ave.      1985
Minneapolis, MN 55402
Age 74
------------------------------------------------------------------------------------------------------------------------------

Jeffrey Laikind, CFA       Board member since    Former Managing Director, Shikiar Asset Management       American Progressive
901 S. Marquette Ave.      2005                                                                           Insurance
Minneapolis, MN 55402
Age 74
------------------------------------------------------------------------------------------------------------------------------

Stephen R. Lewis, Jr.      Chair of the Board    President Emeritus and Professor of Economics, Carleton  Valmont Industries,
901 S. Marquette Ave.      since 2007,           College                                                  Inc. (manufactures
Minneapolis, MN 55402      Board member since                                                             irrigation systems)
Age 70                     2002

------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
54  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
John F. Maher              Board member since    Retired President and Chief Executive Officer and        None
901 S. Marquette Ave.      2008                  former Director, Great Western Financial Corporation
Minneapolis, MN 55402                            (financial services), 1986-1997
Age 66
------------------------------------------------------------------------------------------------------------------------------

Catherine James Paglia     Board member since    Director, Enterprise Asset Management, Inc. (private     None
901 S. Marquette Ave.      2004                  real estate and asset management company)
Minneapolis, MN 55402
Age 57
------------------------------------------------------------------------------------------------------------------------------

Leroy C. Richie            Board member since    Counsel, Lewis & Munday, P.C. since 1987; Vice           Digital Ally, Inc.
901 S. Marquette Ave.      2008                  President and General Counsel, Automotive Legal          (digital imaging);
Minneapolis, MN 55402                            Affairs, Chrysler Corporation, 1990-1997                 Infinity, Inc. (oil
Age 68                                                                                                    and gas exploration
                                                                                                          and production); OGE
                                                                                                          Energy Corp. (energy
                                                                                                          and energy services)
------------------------------------------------------------------------------------------------------------------------------
Alison Taunton-Rigby       Board member since    Chief Executive Officer and Director, RiboNovix, Inc.    Idera
901 S. Marquette Ave.      2002                  since 2003 (biotechnology); former President, Aquila     Pharmaceuticals,
Minneapolis, MN 55402                            Biopharmaceuticals                                       Inc.
Age 65                                                                                                    (biotechnology);
                                                                                                          Healthways, Inc.
                                                                                                          (health management
                                                                                                          programs)
------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
                       RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  55

BOARD MEMBERS AND OFFICERS (continued) -----------------------------------------


BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*


NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
William F. Truscott        Board member since    President -- U.S. Asset Management and Chief Investment  None
53600 Ameriprise           2001,                 Officer, Ameriprise Financial, Inc. since 2005;
Financial Center           Vice President since  President, Chairman of the Board and Chief Investment
Minneapolis, MN 55474      2002                  Officer, RiverSource Investments, LLC since 2001;
Age 49                                           Director, President and Chief Executive Officer,
                                                 Ameriprise Certificate Company since 2006; Chairman of
                                                 the Board and Chief Executive Officer, RiverSource
                                                 Distributors, Inc. since 2006 and of RiverSource Fund
                                                 Distributors, Inc. since 2008; Senior Vice
                                                 President -- Chief Investment Officer, Ameriprise
                                                 Financial, Inc., 2001-2005
------------------------------------------------------------------------------------------------------------------------------


* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments or Ameriprise Financial.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling the RiverSource Family of Funds at 1(800) 221-2450; contacting your financial intermediary; or visiting riversource.com/funds (for RiverSource and Threadneedle funds) or seligman.com (for Seligman funds).

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS


NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------
Patrick T. Bannigan        President since 2006  Director and Senior Vice President -- Asset Management,
172 Ameriprise Financial                         Products and Marketing, RiverSource Investments, LLC
Center                                           and Director and Vice President -- Asset Management,
Minneapolis, MN 55474                            Products and Marketing, RiverSource Distributors, Inc.
Age 44                                           since 2006 and of RiverSource Fund Distributors, Inc.
                                                 since 2008; Managing Director and Global Head of
                                                 Product, Morgan Stanley Investment Management, 2004-
                                                 2006; President, Touchstone Investments, 2002-2004

--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
56  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------
Michelle M. Keeley         Vice President since  Executive Vice President -- Equity and Fixed Income,
172 Ameriprise Financial   2004                  Ameriprise Financial, Inc. and RiverSource Investments,
Center                                           LLC since 2006; Vice President -- Investments,
Minneapolis, MN 55474                            Ameriprise Certificate Company since 2003; Senior Vice
Age 45                                           President -- Fixed Income, Ameriprise Financial, Inc.,
                                                 2002-2006 and RiverSource Investments, LLC, 2004-2006
--------------------------------------------------------------------------------------------------------

Amy K. Johnson             Vice President since  Chief Administrative Officer, RiverSource Investments,
5228 Ameriprise Financial  2006                  LLC since 2009; Vice President -- Asset Management and
Center Minneapolis, MN                           Trust Company Services, RiverSource Investments, LLC,
55474                                            2006-2009; Vice President -- Operations and Compliance,
Age 44                                           RiverSource Investments, LLC, 2004-2006; Director of
                                                 Product Development -- Mutual Funds, Ameriprise
                                                 Financial, Inc., 2001-2004
--------------------------------------------------------------------------------------------------------

Jeffrey P. Fox             Treasurer since 2002  Vice President -- Investment Accounting, Ameriprise
105 Ameriprise Financial                         Financial, Inc. since 2002; Chief Financial Officer,
Center                                           RiverSource Distributors, Inc. since 2006 and of
Minneapolis, MN 55474                            RiverSource Fund Distributors, Inc. since 2008
Age 54
--------------------------------------------------------------------------------------------------------

Scott R. Plummer           Vice President,       Vice President and Chief Counsel -- Asset Management,
5228 Ameriprise Financial  General Counsel and   Ameriprise Financial, Inc. since 2005; Chief Counsel,
Center                     Secretary since 2006  RiverSource Distributors, Inc. and Chief Legal Officer
Minneapolis, MN 55474                            and Assistant Secretary, RiverSource Investments, LLC
Age 50                                           since 2006; Chief Counsel, RiverSource Fund
                                                 Distributors, Inc. since 2008; Vice President, General
                                                 Counsel and Secretary, Ameriprise Certificate Company
                                                 since 2005; Vice President -- Asset Management
                                                 Compliance, Ameriprise Financial, Inc., 2004-2005;
                                                 Senior Vice President and Chief Compliance Officer,
                                                 USBancorp Asset Management, 2002-2004
--------------------------------------------------------------------------------------------------------

Eleanor T.M. Hoagland      Chief Compliance      Chief Compliance Officer, RiverSource Investments, LLC,
100 Park Avenue            Officer since 2009    Ameriprise Certificate Company and RiverSource Service
New York, NY 10010                               Corporation since 2009; Chief Compliance Officer for
Age 58                                           each of the Seligman funds since 2004; Anti-Money
                                                 Laundering Prevention Officer and Identity Theft
                                                 Prevention Officer for each of the Seligman funds,
                                                 2008-2009; Managing Director, J. & W. Seligman & Co.
                                                 Incorporated and Vice-President for each of the
                                                 Seligman funds, 2004-2008
--------------------------------------------------------------------------------------------------------

Neysa M. Alecu             Money Laundering      Vice President -- Compliance, Ameriprise Financial,
2934 Ameriprise Financial  Prevention Officer    Inc. since 2008; Anti-Money Laundering Officer,
Center                     since 2004 and        Ameriprise Financial, Inc. since 2005; Compliance
Minneapolis, MN 55474      Identity Theft        Director, Ameriprise Financial, Inc., 2004-2008
Age 45                     Prevention Officer
                           since 2008
--------------------------------------------------------------------------------------------------------





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                       RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT  57

PROXY VOTING  ------------------------------------------------------------------

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling the RiverSource Family of Funds at 1(800) 221-2450; contacting your financial intermediary; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.


--------------------------------------------------------------------------------
58  RIVERSOURCE MID CAP GROWTH FUND -- 2009 ANNUAL REPORT

NOTES --------------------------------------------------------------------------




--------------------------------------------------------------------------------
                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

RIVERSOURCE MID CAP GROWTH FUND
734 Ameriprise Financial Center
Minneapolis, MN 55474

RIVERSOURCE.COM/FUNDS


                                This report must be accompanied or preceded by the Fund's
                                current prospectus. RiverSource(R) mutual funds are
                                distributed by RiverSource Fund Distributors, Inc., Member
                                FINRA, and managed by RiverSource Investments, LLC.
                                RiverSource is part of Ameriprise Financial, Inc.
(RIVERSOURCE INVESTMENTS LOGO)  (C)2010 RiverSource Investments, LLC.                             S-6426 AF (1/10)